UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 ( Amendment No.  )

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Embecta Corp.

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2023 Notice of
Annual Meeting and
Proxy Statement

February 9, 2023 | 8:00 a.m. EST

Letter to our stockholders

Embecta Corp.
300 Kimball Drive, Ste 300
Parsippany, New Jersey 07054
www.embecta.com

December 30, 2022

Dear fellow stockholders,

It’s my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders (2023 Annual Meeting) of Embecta Corp. (Embecta)—our first as an independent company—to be held at 8:00 a.m. EST on February 9, 2023, at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey.

This is a critical time for Embecta. We debuted on the Nasdaq Stock Market on April 1, 2022, as a new company with a mission to develop and provide solutions that make life better for people living with diabetes. As an independent, diabetes-focused company, we’re able to build upon the foundation we established as part of BD (Becton, Dickinson and Company) for nearly 100 years and leverage our position as the global leader in insulin injection devices to invest in growth as we build our portfolio through research and development, acquisitions and partnerships to make better diabetes management solutions available to more people around the world.

Thanks to the strong execution of employees, our core business remained on track while we worked through our separation from BD during fiscal 2022, and we exceeded our revenue, adjusted gross margin and adjusted EBITDA margin projections. Our teams made notable progress in setting up new systems, processes and regional offices so we can exit the transition service agreements that we have in place with BD on time, while taking great care to ensure our customers and people with diabetes felt no negative impact from the separation.

These efforts will continue in fiscal 2023 as we work efficiently and cost-effectively so that we can maximize our investments in research and development, adding products to our portfolio, and other investments that will help our company grow. Through our Board, management and Environmental, Social and Governance team, we are building a strategy that can be executed across the organization and drive results that we believe will improve the sustainability and strength of our business well into the future.

The accompanying notice of meeting and proxy statement describe the matters to be acted upon at our 2023 Annual Meeting, and we also plan to report on matters of interest to Embecta stockholders. Whether or not you plan to join us in person, please take the time to vote so that your shares will be represented and voted at the meeting. You may vote by proxy online or by telephone, by completing and mailing the enclosed proxy card in the return envelope provided, or in person at the meeting.

For me and my approximately 2,000 colleagues around the world, making life better for people with diabetes is deeply personal; they are our friends, our loved ones, our colleagues—and even ourselves. But we also know a challenge of this scale is not something we can tackle alone. Thank you for the interest and support you’ve shown as we undertake this journey and continue to guide Embecta toward long-term success and impact.

Sincerely,

Devdatt (Dev) Kurdikar
President and Chief Executive Officer

i

Notice of annual meeting of stockholders

February 9, 2023

8:00 a.m. Eastern Standard Time
Location: Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey

Record Date: December 12, 2022

The Annual Meeting of Stockholders of Embecta Corp., a Delaware corporation (“Embecta” or the “Company”), will be held on Thursday, February 9, 2023, at 8:00 a.m. Eastern Standard Time (“EST”), at Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey (the “2023 Annual Meeting”).

At the 2023 Annual Meeting, stockholders will consider and act upon the following proposals:

1.	The election as directors of the three nominees named in the attached proxy statement for a three-year term
2.	The ratification of the selection of the independent registered public accounting firm
3.	An advisory vote to approve named executive officer compensation
4.	An advisory vote on the frequency of future advisory votes to approve named executive officer compensation

We will also transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record as of the close of business on December 12, 2022, are entitled to notice of and to vote at the 2023 Annual Meeting (or any adjournment or postponement thereof).

By order of the Board of Directors,

Jeff Mann

Senior Vice President, General Counsel, Head of Corporate Development and Corporate Secretary

How To Vote

By Mail	By Telephone	Online

Sign, complete and return the proxy card in the postage-paid envelope provided	800-690-6903	www.proxyvote.com

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held on February 9, 2023. Embecta’s proxy statement and 2022 Annual Report of Stockholders, which include Embecta’s consolidated financial statements, are available at investors.embecta.com/financials-filings/annual-reports.

ii

Proxy statement overview

Proposals to be considered at the 2023 Annual Meeting

Proposal		Board Recommendation
1.	The election as directors of the three nominees named in the attached proxy statement for a three-year term	FOR each of the nominees for director
2.	The ratification of the selection of the independent registered public accounting firm	FOR
3.	An advisory vote to approve named executive officer compensation	FOR
4.	An advisory vote on the frequency of future advisory votes to approve named executive officer compensation	ONE YEAR

On April 1, 2022, Embecta and Becton, Dickinson and Company (“BD”) entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”). Pursuant to the Separation and Distribution Agreement, BD agreed to spin off its diabetes care business into Embecta, a new, publicly traded company (the “Separation”). The Separation occurred by means of a pro-rata distribution of all of Embecta’s issued and outstanding shares of common stock on the basis of one share of Embecta common stock, par value $0.01 per share, for every five shares of BD common stock, par value $1.00 per share, held as of the close of business on March 22, 2022, the record date for the distribution. As a result, Embecta became a standalone publicly traded company and its common stock is listed under the symbol “EMBC” on the Nasdaq Global Select Market (the “Nasdaq”).

iii

Proxy statement overview

Proposal 1	Election of directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Our Board of Directors (the “Board”) currently consists of nine members. Mr. David J. Albritton, Ms. Carrie L. Anderson and Mr. Christopher R. Reidy, each currently serving a term that expires at the 2023 Annual Meeting, have each been nominated for election at the 2023 Annual Meeting for a term expiring at Embecta’s 2026 annual stockholder meeting. Dr. Milton M. Morris, Dr. Claire Pomeroy and Ms. Karen N. Prange are each currently serving a term expiring at the 2024 annual stockholder meeting. Messrs. Robert (Bob) J. Hombach and Devdatt (Dev) Kurdikar and LTG (Ret.) David F. Melcher are each currently serving a term expiring at the 2025 annual stockholder meeting.

A more detailed discussion of this proposal and related disclosures can be found beginning on page 1.

Name	Age	Director Since	Committee Membership
			AC	CMDC	CGNC	TQRC
Directors nominated for election at the 2023 Annual Meeting:
David J. Albritton Founder and Chief Executive Officer, Nineteen88 Strategies	56	2022
Carrie L. Anderson Executive Vice President and Chief Financial Officer, Integra LifeSciences Holdings Corporation	54	2022
Christopher R. Reidy Retired Executive Vice President, Chief Administrative Officer and Chief Financial Officer, Becton, Dickinson and Company	66	2022
Directors whose terms expire at the 2024 annual stockholder meeting:
Milton M. Morris, Ph.D. Former President and Chief Executive Officer, Neuspera Medical, Inc.	52	2022
Claire Pomeroy, M.D. President, Albert and Mary Lasker Foundation	67	2022
Karen N. Prange Strategic Advisor, Nuvo Group Ltd. and Industrial Advisor, EQT Group	58	2022
Directors whose terms expire at the 2025 annual stockholder meeting:
Robert (Bob) J. Hombach Former Executive Vice President, Chief Financial Officer and Chief Operations Officer, Baxalta Incorporated	56	2022
Devdatt (Dev) Kurdikar President and Chief Executive Officer, Embecta Corp.	54	2022
David F. Melcher Non-Executive Chairman, Embecta Corp.	68	2022

iv

Proxy statement overview

AC - Audit Committee	Chair of the Board
CMDC - Compensation and Management Development Committee	Committee Chair
CGNC - Corporate Governance and Nominating Committee	Member
TQRC - Technology, Quality and Regulatory Committee	Independent

Board key attributes

Ensuring that the Board is composed of directors who possess a wide variety of relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of stockholders is a top priority of the Board and the Corporate Governance and Nominating Committee (the “Governance Committee”). Our Board composition reflects strong Board practices that support regular refreshment based on Board needs and proactive succession planning.

Independence
7 of 9 director nominees and continuing members of the Board are independent

Diverse board representation	67% of director nominees and continuing members of the Board are ethnically and/or gender diverse[1] ● 3 directors are women ● 1 director is Asian ● 2 directors are African American or Black

[1]	Ethnically diverse means identification as a member of one of the following ethnic groups: African American or Black, Alaska Native or Native American, Asian, Hispanic or Latinx, or Native Hawaiian or Pacific Islander.

v

Proxy statement overview

Director diversity matrix (as of December 1, 2022)

Total Number of Directors		9
Part I: Gender Identity	Female		Male
Directors	3		6
Part II: Demographic Background
African American or Black	-		2
Alaskan Native or Native American	-		-
Asian	-		1
Hispanic or Latinx	-		-
Native Hawaiian or Pacific Islander	-		-
White	3		3
Two or More Races or Ethnicities	-		-
LGBTQ+		-
Did Not Disclose Demographic Background		-
Military Service		2

In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our Board, including veterans of the U.S. military. We are proud to report that of our nine current directors, two are also military veterans.

Director skills and experience

The Board values having directors who possess a wide variety of relevant skills, professional experience, and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of stockholders.

Listed below are certain of the key skills and experience that the Board considers important for our directors to have in light of our current business in order to contribute to the effective leadership and exercise of oversight responsibilities by the Board.

Medical Device / Medical Professional	Experience with and knowledge of our industry and technologies, as well as our end markets; or credentialed or licensed as a professional in any of the medical fields, such as a registered nurse, physician or medical technician.
Executive Leadership	Experience in executive-level positions, such as at large multi-national companies, including public company board experience.
Global / International Business	Experience in a leadership role at an organization with global or international operations.
Financial and Accounting	Experience with financial matters, such as financial markets, financing operations, or accounting and financial reporting processes.
Operations and Manufacturing	Experience with and understanding of operations or manufacturing processes.
Strategy and Innovation	Experience with understanding evolving markets, competitive landscapes, business development and M&A strategy, or internal product development portfolios.
Cybersecurity	Experience managing cybersecurity, information or data security risks or threats.

vi

Proxy statement overview

Risk / Crisis Management	Experience overseeing enterprise risk management or business continuity planning, including at an enterprise level, experience overseeing product safety compliance programs and policies, or experience with crisis management, such as the implementation or development of strategies designed to help an organization manage sudden or significant events.
ESG	Experience working with Environmental, Social and Governance (ESG) matters and incorporating these pillars into a sustainable company strategy.
Institutional Investor Perspective	Experience working with large financial funds, money managers, investment banks, trusts or private equity investors.
Regulatory / Compliance	Experience with the regulatory and industry regulations and governing laws, such as FDA device regulations, international requirements and appropriate interactions in regulated sales environments.
Connected Medical Device	Experience working with user engagement, privacy, data security and interconnectivity of hardware and software within the medical device field.

Directors skills composition

Governance best practices

Embecta’s commitment to good corporate governance is embodied in our Corporate Governance Principles. The Corporate Governance Principles set forth the Board’s views and practices regarding a number of governance topics. The Governance Committee assesses the Corporate Governance Principles on an ongoing basis in light of current practices.

The following is a summary of our significant corporate governance practices. A further discussion of our governance practices can be found in “Corporate Governance” below.

Corporate Governance Practices
●	Majority voting standard for election of directors
●	7 out of 9 directors are independent
●	Independent Board Chair
●	Rigorous annual board self-evaluation and director re-nomination process
●	Proxy access by-laws
●	Restrictions on corporate political contributions
●	Director share ownership requirements
●	Overboarding policy

vii

Proxy statement overview

Proposal 2	Ratification of selection of independent registered public accounting firm

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Ernst & Young LLP (“E&Y”) has been selected by the Audit Committee as the Company’s independent registered public accounting firm (referred to herein as the “independent auditors”) for fiscal year 2023. The Audit Committee is solely responsible for the appointment, compensation, retention, and oversight of Embecta’s independent auditors. Stockholders are being asked to ratify the Audit Committee’s selection of E&Y. If ratification is withheld, the Audit Committee will reconsider its selection.

A representative of E&Y is expected to attend the 2023 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement.

Proposal 3	Advisory vote to approve named executive officer compensation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

As Embecta is a new public company, the Compensation and Management Development Committee’s primary objective in the design of the Embecta compensation program is to fully support the strategic business goals of delivering superior long-term stockholder returns and driving performance to achieve strategic objectives. As such, the program is intended to ensure a high degree of alignment between executive pay and stockholder returns.

CEO target direct compensation mix

viii

Proxy statement overview

Our compensation objectives and practices

	What We Do	What We Don’t Do
Competitive Compensation Program

✓  Significant portion of target annual compensation is delivered in the form of variable compensation tied to performance.

✓  Reinforce and reward behaviors that support our business objectives.

✓  Use of an independent compensation consultant reporting directly to the Compensation Committee.

x  No individual employment agreements with our executive officers. Following the Separation, offer letters and employment agreements between our NEOs and BD (“BD Employment Letters”) were superseded by terms of the Executive Severance Plan.

Pay for Performance	✓ Align executive compensation with the execution of our business strategy and the creation of long-term stockholder value.	x While we emphasize “at risk” pay tied to performance, our program does not encourage excessive risk-taking by management. x No guaranteed incentive awards for executive officers.
Strong Compensation Policies

✓  Robust share retention and ownership guidelines.

✓  “Double-trigger” change in control agreements. Our unvested equity compensation awards also have a double-trigger accelerated vesting provision.

✓  Clawback policy tied to financial restatements resulting from misconduct.

✓  Annual say-on-pay vote (recommended).

x  No discounting, reloading or repricing of equity awards without stockholder approval.

x  Prohibition on executives pledging Embecta shares or hedging against the economic risk of ownership.

x  No excise tax “gross-ups” in our change in control and severance policy.

x  Limited executive perquisites.

The Compensation Discussion and Analysis beginning on page 33 of this proxy statement describes Embecta’s executive compensation program and the compensation decisions made with respect to our Chief Executive Officer (“CEO”) and the other executive officers named in the Summary Compensation Table on page 54. The Board believes that the information provided in the Compensation Discussion and Analysis and the executive compensation tables demonstrates that our executive compensation programs are appropriately designed, emphasize pay for performance and align management and stockholder interests.

This vote is advisory, which means that it is not binding on Embecta, the Board, or the Compensation and Management Development Committee.

ix

Proxy statement overview

Proposal 4	Advisory vote on the frequency of future advisory votes to approve named executive officer compensation

THE BOARD OF DIRECTORS RECOMMENDS AN ANNUAL STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.

As required by federal securities law, the Board requests your advisory vote on the intervals at which stockholders should vote to approve the compensation of our CEO and the other executive officers named in the Summary Compensation Table on page 54—whether every year, every two years or every three years. We are required to seek an advisory vote on this question every six years. Although your vote on this frequency proposal is advisory and, thus, not binding on the Board, the Board will consider the outcome of the stockholder vote in making its decision.

The Board believes that an advisory vote on the compensation of our CEO and the other named executive officers that occurs every year is the most appropriate option. An annual vote allows stockholders to provide frequent, direct input to the Company regarding its compensation philosophy, policies and practices. Holding the vote at one-year intervals also enhances stockholder communication by providing a clear, simple means for Embecta to ascertain general investor sentiment regarding its executive compensation program.

x

xi

xii

Proposal 1: Election of directors

Embecta’s Amended and Restated Certificate of Incorporation (“CoI”) provides that until the 2026 annual stockholder meeting, Embecta’s Board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. Our Board currently consists of nine members, each appointed to serve as either Class I, Class II or Class III directors as of April 1, 2022, the effective date of the Separation. On April 1, 2022, Mr. David J. Albritton, Ms. Carrie L. Anderson and Mr. Christopher R. Reidy were appointed to serve as Class I directors; Dr. Milton M. Morris, Dr. Claire Pomeroy and Ms. Karen N. Prange were appointed to serve as Class II directors; and Messrs. Robert (Bob) J. Hombach and Devdatt (Dev) Kurdikar and LTG (Ret.) David F. Melcher were appointed to serve as Class III directors.

Three director nominees have been nominated for election at the 2023 Annual Meeting. The nominees are Mr. David J. Albritton, Ms. Carrie L. Anderson and Mr. Christopher R. Reidy, our Class I directors. Each nominee is currently serving a term that expires at the 2023 Annual Meeting and has been nominated for a term expiring at the Embecta’s 2026 annual stockholder meeting. Our Class II directors, Dr. Milton M. Morris, Dr. Claire Pomeroy and Ms. Karen N. Prange, are each currently serving a term expiring at the 2024 annual stockholder meeting. Our Class III directors, Messrs. Robert (Bob) J. Hombach and Devdatt (Dev) Kurdikar and LTG (Ret.) David F. Melcher, are each currently serving a term expiring at the 2025 annual stockholder meeting. Each nominee has consented to serve if elected to the Board. If any director nominee becomes unable to accept nomination or election, which is not anticipated, the persons named as proxies will vote for the election of such other person as the Board may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

Below is the biography of each of the nominees for election as a director of Embecta and of those directors of Embecta continuing in office. Embecta directors have a variety of backgrounds, which reflects the Board’s continuing efforts to achieve a diversity of viewpoints, insights and perspectives on the Board. As more fully discussed below, director nominees are considered on the basis of a range of criteria, including their business knowledge and background, prominence and reputation in their fields, global business perspective and commitment to strong corporate governance and citizenship. They must also have experience and ability that is relevant to the Board’s oversight of Embecta’s business and affairs. Each nominee’s biography includes the particular experience and qualifications that led the Board to conclude that the nominee should serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Directors - skills and experience

The table below summarizes the key qualifications, skills and attributes of the nominees for director and of those directors of the Company continuing in office that led our Board to conclude that he or she should serve as a director of the Company.

1

Proposal 1: Election of directors

Nominees for director

David J. Albritton

Founder and Chief Executive Officer, Nineteen88 Strategies

Age: 56 Director Since: 2022 Independent: Yes Committees: ● Corporate Governance and Nominating ● Technology, Quality and Regulatory

Mr. Albritton is the founder and Chief Executive Officer of Nineteen88 Strategies, an executive coaching and consulting firm. Prior to that, Mr. Albritton served most recently as Vice President, Communications, Worldwide Public Sector and Vertical Industries, at Amazon Web Services, and previously spent five years at General Motors Company (“GM”), most recently as President for GM Defense. Mr. Albritton began at GM following the sale of Exelis Inc. (“Exelis”) to Harris Corporation in 2015. He was Exelis’ Vice President and Chief Communications Officer, a role he assumed upon its spinoff from ITT Corporation in 2011. He joined Exelis, then ITT Defense & Information Solutions, in November 2008 as the Vice President of Communications. Prior to that, he was Director of Media Relations in the Global Business Development and Government Relations office for Raytheon Company and has also held senior communications positions with United Way of America, Hewlett-Packard Company/Compaq Computer Corporation and Sears, Roebuck and Co.

Early in his career, Mr. Albritton spent ten years as an officer in the U.S. Navy and served in the Pentagon as an official Navy Spokesman on the Navy News Desk and as the Flag Lieutenant/Aide for the U.S. Navy’s Chief of Information. He also served aboard USS Portland (LSD 37) during Operations Desert Shield and Desert Storm.

Education

Mr. Albritton holds a Bachelor of Science in General Engineering from the U.S. Naval Academy in Annapolis, MD, as well as a Master of Science in Management from the Naval Postgraduate School in Monterey, CA. He has also completed executive education courses at Harvard University, Stanford University and the Wharton School of Business of University of Pennsylvania. He received his International Coaching Federation (ICF)-certified executive coach training through Georgetown University’s Institute for Transformational Leadership.

Qualifications, Skills and Experience

Mr. Albritton brings to the Board his extensive experience in executive leadership, global business, strategy and innovation, cybersecurity and crisis management, as well as his communications expertise.

2

Proposal 1: Election of directors

Carrie L. Anderson

Executive Vice President and Chief Financial Officer, Integra LifeSciences Holdings Corporation

Age: 54 Director Since: 2022 Independent: Yes Committees: ● Audit ● Corporate Governance and Nominating

Ms. Anderson is the Executive Vice President and Chief Financial Officer for Integra LifeSciences Holdings Corporation (NASDAQ: IART) (“Integra”). Prior to joining Integra in June 2019, she was Vice President and Controller of Dover Corporation (“Dover”). Previously, she was Chief Financial Officer of Dover’s Engineered Systems and initially joined Dover in October 2011 as Chief Financial Officer of Dover Printing and Identification. Prior to Dover, Ms. Anderson spent six years as Vice President and Chief Financial Officer of Delphi Product & Service Solutions, a division of Delphi Corporation. While at Delphi, she also held finance leadership positions at three other global operating divisions of Delphi. Ms. Anderson started her career with The General Motors Company.

Education

Ms. Anderson holds a Bachelor of Science in chemical engineering from Purdue University and earned her Master of Business Administration from Ball State University.

Qualifications, Skills and Experience

Ms. Anderson brings to the Board her financial expertise, life sciences experience and experience working with large, diversified global manufacturing companies, as well as her extensive experience in executive leadership, strategy and innovation, risk and crisis management, ESG and experience with institutional investors.

3

Proposal 1: Election of directors

Christopher R. Reidy

Retired Executive Vice President, Chief Administrative Officer and Chief Financial Officer, Becton, Dickinson and Company

Age: 66 Director Since: 2022 Independent: No Committees: ● Technology, Quality and Regulatory (Chair) Other Public Directorships: ● Encompass Health Corporation

Mr. Reidy retired from BD in 2022, where he served as Executive Vice President, Chief Administrative Officer. He served as Executive Vice President, Chief Financial Officer of BD from July 2013 to September 2021. Prior to BD, Mr. Reidy served at ADP Corporation as Corporate Vice President and Chief Financial Officer for six years. Prior to ADP, Mr. Reidy served as Chief Financial Officer at NBA Properties, Inc., Vice President, Controller, Chief Accounting Officer and held division-level Chief Financial Officer roles at AT&T Corporation and was an audit partner at Deloitte & Touche LLP. Mr. Reidy currently serves on the Board of Directors of Encompass Health Corporation and is a member of its Audit and Finance Committees. He also sits on the Board of Directors of the Atlantic Health System and is a member of its Executive Committee, Chair of the Finance Committee and a member of the Quality Committee.

Education

Mr. Reidy, a certified public accountant, earned a Bachelor’s degree in Accounting from St. Francis College and a Master of Business Administration from Harvard Business School.

Qualifications, Skills and Experience

Mr. Reidy brings to the Board his financial expertise and leadership experience in the medical device industry, as well as extensive experience with medical device technology, global business, operations and manufacturing, strategy and innovation, risk and crisis management, ESG and institutional investors.

4

Proposal 1: Election of directors

Directors whose terms expire at the 2024 annual stockholder meeting

Milton M. Morris, Ph.D.

Former Chairman and Chief Executive Officer, Neuspera Medical, Inc.

Age: 52 Director Since: 2022 Independent: Yes Committees: ● Compensation and Management Development ● Technology, Quality and Regulatory Other Public Directorships: ● Myomo, Inc. ● Nordson Corporation

Dr. Morris is a medical device C-Suite Executive and a public/private company independent board member. He most recently led Neuspera Medical, Inc. (“Neuspera”), as Chairman and CEO. Prior to joining Neuspera, Dr. Morris was the Senior Vice President of Research & Development and Emerging Therapies at Cyberonics, Inc. (now LivaNova, PLC). Previously, Dr. Morris held several positions of increasing responsibility at Guidant Corporation (“Guidant”) and its successor, Boston Scientific Corporation (“Boston Scientific”), including Principal Research Scientist, Director, Research & Development and Director, Marketing. Prior to joining Guidant, Dr. Morris spent five years working as a Research Assistant in the Medical Computing Laboratory at the University of Michigan in collaboration with the electrophysiology group at the University of Michigan hospital and the Michigan Heart and Vascular Institute. During this period, Dr. Morris was awarded fellowships from the National Science Foundation and the National Institutes of Health in support of his research on the development of novel approaches to low-power arrhythmia classification algorithms designed for implantable defibrillators. Dr. Morris is named as an inventor on over 30 patents and an author on 20 peer-reviewed publications, book chapters, abstracts and scientific presentations.

Dr. Morris serves on the Board of Trustees for Northwestern University, where he chairs the Northwestern Medicine Committee, and is a Fellow in the American Institute for Medical and Biological Engineering, where he was inducted for contributions to developing and commercializing innovations in bioelectronic medicine.

Education

Dr. Morris holds a Master of Business Administration from Northwestern University’s Kellogg School of Management, a Master’s and Ph.D. in Electrical Engineering from the University of Michigan and a Bachelor of Science in Electrical Engineering from Northwestern University.

Qualifications, Skills and Experience

Dr. Morris brings to the Board his leadership experience in the medical industry, his expertise in developing and successfully launching new medical device products, and his deep knowledge of the medical field. Dr. Morris also has extensive experience in global business, operations and manufacturing, strategy and innovation, risk and crisis management and regulatory and compliance matters, as well as experience with institutional investors.

5

Proposal 1: Election of directors

Claire Pomeroy, M.D.

President, The Albert and Mary Lasker Foundation

Age: 67

Director Since: 2022

Independent: Yes

Committees:

●   Corporate Governance and Nominating (Chair)

●   Technology, Quality and Regulatory

Other Public Directorships:

●  Haemonetics Corporation

Former Public Directorships (last 5 years):

●   Becton, Dickinson and Company

Dr. Pomeroy has served since 2013 as President of the Albert and Mary Lasker Foundation, a private foundation that seeks to improve health by accelerating support for medical research through recognition of research excellence, public education and advocacy. Prior thereto, she served as Dean and Vice Chancellor of the University of California, Davis School of Medicine. She is an elected member of the National Academy of Medicine.

Dr. Pomeroy also serves on the Board of Directors of the Sierra Health Foundation, Center for Women in Academic Medicine and Science, iBiology/Science Communication Lab, Science Philanthropy Alliance and Morehouse School of Medicine.

Education

Dr. Pomeroy holds a Bachelor’s degree in Biomedical Sciences and Doctor of Medicine (M.D.) from the University of Michigan, as well as a Master of Business Administration from the University of Kentucky.

Qualifications, Skills and Experience

Dr. Pomeroy is an expert in infectious diseases, with broad experience in areas of healthcare delivery, health system administration, higher education, medical research and public health. She brings to the Board important perspectives on patient care services, global health and health policy.

6

Proposal 1: Election of directors

Karen N. Prange

Strategic Advisor, Nuvo Group Ltd. and Industrial Advisor, EQT Group

Age: 58

Director Since: 2022

Independent: Yes

Committees:

●   Compensation and Management Development (Chair)

●   Audit

Other Public Directorships:

●   ViewRay Inc.

●   AtriCure, Inc.

●   Nevro Corp.

Former Public Directorships (last 5 years):

●  Cantel Medical Corporation

Ms. Prange was most recently Executive Vice President and Chief Executive Officer for the Global Animal Health, Medical and Dental Surgical Group at Henry Schein, Inc. (“Henry Schein”) and a member of its Executive Committee from 2016 to 2018. In this role, she led a business that generated over $6 billion of revenue across three different business units, growing the business to above-market levels in all business segments. Prior to her role at Henry Schein, she was Senior Vice President of Boston Scientific and President of its Urology and Pelvic Health business and served as General Manager of the Micrus Endovascular and Codman Neurovascular business at Johnson & Johnson Company. In addition to general management roles, Ms. Prange has extensive experience in commercial and operational roles, including managing innovation pipelines and acquiring and integrating companies. Ms. Prange currently serves on the board of WS Audiology A/S. She has also served as Strategic Advisor to Nuvo Group, Ltd. a medical device company, since September 2019 and Industrial Advisor to EQT Group, a global investment organization, since March 2020.

Education

Ms. Prange earned her Bachelor of Science in Business Administration with honors from the University of Florida and has completed executive education coursework at UCLA Anderson School of Business and Smith College.

Qualifications, Skills and Experience

Ms. Prange brings to the Board her public company governance experience and leadership experience in the medical industry, as well as extensive global business, strategic and innovation, risk management, ESG and regulatory and compliance experience.

7

Proposal 1: Election of directors

Directors whose terms expire at the 2025 annual stockholder meeting

Robert (Bob) J. Hombach

Former Executive Vice President, Chief Financial Officer and Chief Operations Officer, Baxalta Incorporated

Age: 56

Director Since: 2022

Independent: Yes

Committees:

●   Audit (Chair)

●   Compensation and Management Development Committee

Other Public Directorships:

●   Aptinyx, Inc.

●   BioMarin Pharmaceutical Inc.

Former Public Directorships (last 5 years):

●   CarMax, Inc.

Mr. Hombach served as Executive Vice President, Chief Financial Officer and Chief Operations Officer of Baxalta Incorporated until 2016, a biopharmaceutical company spun out from Baxter International, Inc. (“Baxter”)(NYSE: BAX). He served as Corporate Vice President and Chief Financial Officer of Baxter from July 2010 until the spinoff in 2015. From 2007 to 2011, Mr. Hombach served as Treasurer of Baxter and from 2004 to 2007, he was Vice President of Finance, Europe, Middle East and Africa at Baxter. Prior to that, Mr. Hombach served in a number of finance positions of increasing responsibility in the corporate planning, manufacturing, operations and treasury areas at Baxter.

Education

Mr. Hombach earned a Bachelor of Science in Finance, cum laude, from the University of Colorado, and a Master of Business Administration from Northwestern University’s Kellogg Graduate School of Management.

Qualifications, Skills and Experience

Mr. Hombach brings to the Board his financial expertise and public company governance experience, as well as his experience in the medical device industry and with medical device technology, including connected medical devices, experience with strategic and transactional transitions, global business, operations and manufacturing, cybersecurity, risk and crisis management and experience with institutional investors.

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Proposal 1: Election of directors

Devdatt (Dev) Kurdikar

President and Chief Executive Officer, Embecta Corp.

Age: 54 Director Since: 2022 Independent: No

Mr. Kurdikar is the President and Chief Executive Officer of Embecta. Previously, Mr. Kurdikar was the Worldwide President of Diabetes Care at BD. Prior to that role, Mr. Kurdikar was the President and CEO of Cardiac Science Corporation (“CSC”), a global leader in the manufacturing and marketing of automated external defibrillators for public access markets. CSC had been acquired by a private equity firm via bankruptcy proceedings, and under Mr. Kurdikar’s leadership, CSC returned to profitable growth and was sold in a successful exit to ZOLL Medical. Prior to that role, Mr. Kurdikar was the Vice President and General Manager, Men’s Health, within Urology and Pelvic Health at Boston Scientific. Mr. Kurdikar was in the same role at American Medical Systems (“AMS”) and led the Men’s Health business through a carve-out and sale to Boston Scientific, where Mr. Kurdikar led the business through its integration into Boston Scientific. Before joining AMS, Mr. Kurdikar served as Vice President, Marketing, at Baxter International Inc. (“Baxter”), where he worked on a global commercial initiative to drive market access, and was previously Vice President, Marketing, for the Infusion Systems business for the U.S. region. In his 11 years with Baxter, Mr. Kurdikar held leadership roles of increasing responsibility in finance, strategy and integration, R&D planning and operations. He began his career as a Senior Research Engineer at The Monsanto Company.

Education

Mr. Kurdikar holds a Bachelor in Chemical Engineering from the University of Bombay (India). He earned a Master of Science in Chemical Engineering from Washington State University (Washington), a Ph.D. in Chemical Engineering from Purdue University (Indiana), and a Master of Business Administration from Washington University (Missouri).

Qualifications, Skills and Experience

Mr. Kurdikar is an experienced healthcare executive who brings to the Board his extensive experience in the medical device industry and with medical device technology, including connected medical devices, experience with global business, operations and manufacturing, strategy and innovation, cybersecurity, risk and crisis management, regulatory and compliance matters, as well as experience with institutional investors.

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Proposal 1: Election of directors

LTG (Ret.) David F. Melcher

Non-Executive Chairman of the Board, Embecta Corp.

Age: 68 Director Since: 2022 Independent: Yes Former Public Directorships (last 5 years): ● Becton, Dickinson and Company ● C. R. Bard, Inc. ● Cubic Corporation

LTG (Ret.) Melcher is the Non-Executive Chairman of Embecta’s Board. He also currently serves as an Independent Director at the United Services Automobile Association and is on the Board of Managers for GM Defense, LLC, a wholly owned subsidiary of The General Motors Company. In December 2017, LTG (Ret.) Melcher retired as President and Chief Executive Officer of Aerospace Industries Association, a trade association representing major aerospace and defense manufacturers and suppliers, a position he had held since 2015. From 2011 to 2015, he served as Chief Executive Officer, President and a director of Exelis Inc. (“Exelis”), a global aerospace defense, information and technology services company. Exelis, which was bought by Harris Corporation in 2015, was formerly a division of ITT Corporation that LTG (Ret.) Melcher led for three years before being spun off as a public company in 2011. LTG (Ret.) Melcher provided over 32 years of distinguished service in the U.S. Army, retiring as a Lieutenant General in 2008. He commanded a battalion and brigade in both light and heavy divisions, as Commander of the US Army Corps of Engineers Southwestern Division, and served as the Army’s Deputy Chief of Staff for Programs.

Education

LTG (Ret.) Melcher holds a Bachelor’s degree concentrating in Civil Engineering from the United States Military Academy at West Point, a Master’s in Public Administration from Shippensburg University, and Masters in Business Administration from Harvard Business School.

Qualifications, Skills and Experience

LTG (Ret.) Melcher brings strong executive experience as a result of his many years in leadership positions in the defense community and as a former Chief Executive Officer of a public company. LTG (Ret.) Melcher offers the perspective of a seasoned executive with extensive experience and expertise in the areas of domestic and international business, program management, strategy development, finance and information technology.

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Proposal 1: Election of directors

Board refreshment and diversity

The Board will regularly assess its composition to ensure it has the right mix of skills and experiences in light of Embecta’s strategy and the current and future needs of the Board. The Governance Committee undertakes a robust review before recommending the renomination of any sitting director, including a director’s effectiveness during the past year and the needs of the Board going forward in the context of Embecta’s strategy. Our Corporate Governance Principles state that Board members should not expect that, once elected, they will necessarily be renominated to the Board.

The Board also believes that having members with a diverse mix of viewpoints, insights and perspectives is critical to board effectiveness, and seeks to have the Board composed of directors that collectively possess a wide range of relevant business and financial expertise, industry knowledge, management experience and prominence in areas of importance to Embecta. The Board believes that gender, minority and LGBTQ+ representation is an important element in achieving the broad range of perspectives that the Board seeks among its members and is also important for promoting the culture of inclusion and diversity at Embecta. To that end, it is the policy of the Board that diverse candidates be included in any candidate pool from which new directors are selected.

Director nomination process

Role of the Governance Committee

1 Review of the Composition of the Board	The Governance Committee reviews potential director candidates and recommends nominees for director to the full Board for its consideration based on the Governance Committee’s assessment of the overall composition of the Board.

2 Consideration of Referrals from Various Sources	It is the Governance Committee’s policy to consider referrals of prospective director nominees from other Board members and management, as well as from stockholders and other external sources, such as retained executive search firms. The Governance Committee seeks to identify a diverse range of qualified candidates and utilizes the same criteria for evaluating candidates, irrespective of their source.

3 Consideration of Director Qualifications

When considering potential director candidates, the Governance Committee will seek individuals with backgrounds and qualities that, when combined with those of Embecta’s other directors, provide a blend of skills and experience that will further enhance the Board’s effectiveness. The Governance Committee believes that any nominee for director that it recommends must meet the following minimum qualifications:

●   Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills.

●   Candidates should demonstrate a commitment to devote the time required for Board duties, including, but not limited to, attendance at meetings.

●   Candidates should be team-oriented and committed to the interests of all stockholders as opposed to those of any particular constituency.

4 Assessment and Nomination of Candidates	The Governance Committee assesses the characteristics and performance of incumbent director nominees against the above criteria as well, and, to the extent applicable, considers the impact of any change in the principal occupations of such directors during the last year. Upon completion of its assessment, the Governance Committee reports its recommendations for nominations to the full Board.

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Proposal 1: Election of directors

Our CoI provides that until the 2026 annual stockholder meeting, Embecta’s Board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. Our Board currently consists of nine members, each appointed to serve as either Class I, Class II or Class III directors as of April 1, 2022, the effective date of the Separation. On April 1, 2022, Mr. David J. Albritton, Ms. Carrie L. Anderson and Mr. Christopher R. Reidy were appointed to serve as Class I directors; Dr. Milton M. Morris, Dr. Claire Pomeroy and Ms. Karen N. Prange were appointed to serve as Class II directors; and Messrs. Robert (Bob) J. Hombach and Devdatt (Dev) Kurdikar and LTG (Ret.) David F. Melcher were appointed to serve as Class III directors.

Mr. David J. Albritton, Ms. Carrie L. Anderson and Mr. Christopher R. Reidy, our Class I directors, are each currently serving a term that expires at the 2023 Annual Meeting and have each been nominated for election at the 2023 Annual Meeting for a term expiring at Embecta’s 2026 annual stockholder meeting. Our Class II directors, Dr. Milton M. Morris, Dr. Claire Pomeroy and Ms. Karen N. Prange, are each currently serving a term expiring at the 2024 annual stockholder meeting. Our Class III directors, Messrs. Robert (Bob) J. Hombach and Devdatt (Dev) Kurdikar and LTG (Ret.) David F. Melcher are each currently serving a term expiring at the 2025 annual stockholder meeting.

Commencing with the 2026 annual stockholder meeting, directors will be elected annually and for a term of office to expire at the next annual stockholder meeting, and the Board will thereafter no longer be divided into classes. Before the Board is declassified, it would take at least two annual stockholder meetings to be held for any individual or group to gain control of the Board.

Stockholder recommendations

To recommend a director nominee candidate for consideration by the Governance Committee, a stockholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Corporate Secretary, Embecta Corp., 300 Kimball Drive, Ste 300, Parsippany, New Jersey 07054.

Proxy access nominations

Embecta has a “proxy access” by-law, which permits eligible stockholders to nominate director candidates for inclusion in Embecta’s proxy statement and proxy card. Our proxy access by-law provides that a stockholder (or a group of up to 20 stockholders) owning 3% or more of Embecta’s outstanding common stock for at least three years can nominate up to two individuals or 20% of the Board, whichever is greater, for election at an annual meeting of stockholders, subject to the relevant requirements in our Amended and Restated By-Laws (“By-Laws”).

Director retirement policy; term limits

It is Embecta’s policy that directors must retire from the Board effective at the conclusion of the annual meeting of stockholders following their 75th birthday. Under special circumstances, the Board may approve exceptions to this policy. The Board believes, however, that any exceptions should be rare. Prior to a director’s 72nd birthday, the Governance Committee will begin discussions with the director regarding the director’s tenure and skills, the director’s anticipated future contributions to the Board, and the Board’s composition and needs going forward to determine whether the director’s continued service until the mandatory retirement age of 75 is appropriate.

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Proposal 1: Election of directors

Corporate governance

The Board and committees of the Board

Embecta is governed by the Board. The Board has established four operating committees (the “Committees”) that meet regularly: the Audit Committee; the Compensation and Management Development Committee (the “Compensation Committee”); the Corporate Governance and Nominating Committee (the “Governance Committee”); and the Technology, Quality and Regulatory Committee (the “TQR Committee”).

Governance Materials

The following materials related to corporate governance at Embecta are available at investors.embecta.com/corporate-governance/documents-charters.

●  Corporate Governance Principles

●  Charters of the Audit, Compensation, Governance and TQR Committees

Printed copies of these documents, Embecta’s 2022 Annual Report on Form 10-K, and Embecta’s reports to, and statements filed with or furnished to, the Securities and Exchange Commission (“SEC”) may be obtained, without charge, by contacting the Corporate Secretary, Embecta Corp., 300 Kimball Drive, Ste 300, Parsippany, New Jersey 07054; telephone 201-847-6880 or 862-401-0000.

Committee membership and function

Set forth below are the members of each Committee, a summary description of each Committee’s areas of oversight and the number of meetings held by each committee during fiscal year 2022 since April 1, 2022, the effective date of the Separation.

Audit Committee

Members Bob J. Hombach (Chair) Karen N. Prange Carrie L. Anderson Meetings in 2022 3

Principal Responsibilities:

●  Retains and reviews the qualifications, independence and performance of Embecta’s independent auditors.

●  Reviews Embecta’s public financial disclosures and financial statements, and its accounting principles, policies and practices; the scope and results of the annual audit by the independent auditors; Embecta’s internal audit process; and the effectiveness of Embecta’s internal controls over financial reporting and disclosure controls and procedures.

●  Reviews Embecta’s guidelines and policies relating to enterprise risk assessment and management, including financial risk and cybersecurity and data privacy risk exposures.

●  Oversees Embecta’s ethics and enterprise compliance programs.

●  Reviews financial strategies regarding currency, interest rate exposure and use of derivatives, and reviews Embecta’s insurance program.

The Board has determined that each member of the Audit Committee meets Nasdaq’s independence and financial literacy requirements for audit committee members. The Board also has determined that each of Mr. Hombach, Ms. Prange and Ms. Anderson qualifies as an “audit committee financial expert” under the rules of the SEC.

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Proposal 1: Election of directors

Compensation and Management Development Committee

Members Karen N. Prange (Chair) Bob J. Hombach Dr. Milton M. Morris Meetings in 2022: 4

Principal Responsibilities:

●  Reviews Embecta’s compensation and benefits practices and policies, recommends the compensation of Embecta’s CEO to the independent members of the Board and approves the compensation of Embecta’s other executive officers.

●  Approves all employment, severance and change in control arrangements applicable to our executive officers.

●  Serves as the granting and administrative committee for Embecta’s equity compensation plans.

●  Oversees Embecta’s policies and strategies relating to senior management succession, pay equity, inclusion and diversity and human capital management in general.

●  Reviews initiatives designed to accelerate development and readiness of current and future senior management.

●  Oversees certain other Embecta benefit plans.

The Board has determined that each member of the Compensation Committee meets Nasdaq’s independence requirements for compensation committee members. Each member also qualifies as a “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended.

Process for determining executive compensation

The Compensation Committee oversees the compensation program for the executive officers named in the Summary Compensation Table on page 54 and for Embecta’s other executive officers. The Compensation Committee recommends compensation actions regarding the CEO to the other independent directors of the Board for approval and has the authority to take compensation actions with respect to Embecta’s other executive officers, as discussed below. The Compensation Committee may not delegate these responsibilities to another Committee or members of management.

Role of management

The Compensation Committee’s meetings typically are attended by Embecta’s CEO, its Chief Human Resources Officer and other Embecta employees who support the Compensation Committee in fulfilling its responsibilities. The Compensation Committee considers management’s views on compensation matters, including the performance metrics and targets for Embecta’s performance-based compensation. Management also provides information (which is reviewed by our Internal Audit department and the Audit Committee) to assist the Compensation Committee in determining the extent to which performance targets have been achieved. This includes any recommended adjustments to Embecta’s operating results when assessing Embecta’s performance in connection with performance-based incentives. The CEO and Chief Human Resources Officer work with the Compensation Committee chair in establishing meeting agendas.

Role of the independent consultant

The Compensation Committee is assisted in fulfilling its responsibilities by its independent consultant, Korn Ferry. Korn Ferry is engaged by, and reports directly to, the Compensation Committee. The Compensation Committee evaluated Korn Ferry’s independence under the procedures set forth in the Nasdaq listing requirements and has not identified any conflict of interest on the part of Korn Ferry or any factor that would otherwise impair the independence of Korn Ferry relating to the services performed by Korn Ferry for the Compensation Committee. Since the Separation, no other consultant was used by the Compensation Committee with respect to fiscal year 2022 compensation of Embecta’s executive officers.

During fiscal year 2022, Korn Ferry was not engaged to perform any other services for Embecta or Embecta’s management other than services provided to the Governance Committee with respect to

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Proposal 1: Election of directors

non-management director compensation, as described in more detail in “Non-management director compensation” below.

In its role as the Compensation Committee’s independent consultant, Korn Ferry:

●	reviewed materials prepared for the Compensation Committee by management,
●	provided market comparison data and other materials requested by the Compensation Committee,
●	assisted the Compensation Committee in the design and implementation of Embecta’s compensation program, including the selection of the key elements of the program, setting of targeted payments for each element, and establishment of performance targets,
●	made recommendations regarding the compensation of Embecta’s CEO,
●	reviewed and advised on compensation disclosures and proxy stockholder considerations,
●	identified and recommended to the Compensation Committee a compensation benchmarking peer group,
●	conducted the first annual review of the compensation practices of select peer companies, and advised the Compensation Committee with respect to the competitiveness of Embecta’s compensation program in comparison to industry practices, and identified any trends in executive compensation, and
●	attended Compensation Committee meetings.

Setting compensation

On an annual basis, the independent directors conduct a review of the CEO’s performance. The independent directors then meet in executive session to set the compensation of the CEO after considering the results of its review, market comparison data and the recommendations of the Compensation Committee. The CEO does not play a role in determining or recommending CEO compensation, and is not present during voting or deliberations on his compensation.

The Compensation Committee is responsible for determining the compensation of Embecta’s other executive officers. The CEO reviews the performance of the other executive officers with the Compensation Committee and makes compensation recommendations for its consideration. The Compensation Committee determines the compensation for these executives, in consultation with Korn Ferry, after considering the CEO’s recommendations, executive performance and market comparison data regarding compensation levels for comparable positions at peer companies.

The Board has delegated responsibility for formulating recommendations regarding non-employee director compensation to the Governance Committee, as discussed in “Non-management director compensation” below.

Corporate Governance and Nominating Committee

Members Dr. Claire Pomeroy (Chair) Carrie L. Anderson David J. Albritton Meetings in 2022: 3

Principal Responsibilities:

●  Identifies and recommends candidates for election to the Board.

●  Reviews and recommends the composition, structure and function of the Board and its Committees, as well as the compensation of non-employee directors.

●  Monitors Embecta’s corporate governance and Board practices and oversees the Board’s self-evaluation process.

●  Oversees Embecta’s process and practices relating to the management and oversight of environmental, sustainability, health and safety, inclusion and diversity, political activities, corporate responsibility and other public policy or social matters relevant to Embecta (“ESG matters”).

The Board has determined that each member of the Governance Committee meets Nasdaq’s independence requirements.

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Proposal 1: Election of directors

Technology, Quality and Regulatory Committee

Members Christopher R. Reidy (Chair) Dr. Claire Pomeroy David J. Albritton Dr. Milton M. Morris Meetings in 2022: 4

Principal Responsibilities:

●  Oversees the quality and competitiveness of Embecta’s product portfolio, including new product development and innovation, research and development activities, quality systems and regulatory compliance matters.

●  Reviews with management Embecta’s key innovation activities, new product development and commercialization programs, including:

●  Progress against program objectives;

●  Organizational integration and capabilities; and

●  Potentially disruptive trends in technology, medical practice and the external environment.

●  Reviews and evaluates the combined capabilities of Embecta’s quality assurance, regulatory affairs and clinical and medical affairs functions and technological aspects of new and existing products and services as they relate to quality, safety, and cybersecurity.

Compensation Committee interlocks and insider participation

Ms. Prange, Mr. Hombach and Dr. Morris served as members of the Compensation Committee during the year ended September 30, 2022. None of the members of the Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or on a compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Board leadership structure

The Board seeks to achieve the best board leadership structure for the effective oversight and management of Embecta’s affairs. The Board believes there is no single, generally accepted approach to providing effective board leadership, and that each leadership structure must be considered in the context of the individuals involved and the specific circumstances facing a company. Accordingly, what the Board believes is the right board leadership structure for Embecta may vary over time as circumstances warrant.

The Board does not have a policy on whether the roles of the Chairman of the Board and the Chief Executive Officer should be separate or combined, or, if they are to be separate, whether the Chairman of the Board should be selected from the independent directors. The Board believes it is important to retain the flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer in such a manner as the Board considers to be in the best interests of Embecta at the time, considering the individuals involved and the specific circumstances facing Embecta.

The Corporate Governance Principles provide for the appointment by the independent directors of a Lead Director from among the Board’s independent directors whenever the Board Chair is not independent. The Lead Director role would allow the non-employee directors to provide effective, independent Board leadership and oversight of management, including risk oversight. Under the Corporate Governance Principles, the Lead Director will (i) serve as liaison between the Board Chair and the independent directors; (ii) approve information sent to the Board; (iii) approve meeting agendas for the Board; (iv) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) have the authority to call meetings of the independent directors; and (vi) if requested by major stockholders, ensure that he or she is available for consultation and direct communication. Our current Chairman of the Board, LTG (Ret.) David F. Melcher, is independent under the Nasdaq rules and our director independence guidelines contained in the Corporate Governance Principles.

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Proposal 1: Election of directors

Director independence

Under the Nasdaq rules and our Corporate Governance Principles, a director is not independent if the director has a direct or indirect material relationship with Embecta (other than his or her relationship as a director and equity ownership positions in Embecta) or a relationship with Embecta or its management that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Governance Committee reviews and makes recommendations to the Board for action regarding the independence of directors. The Board affirmatively determines each director’s independence on an annual basis (including for purposes of membership on the Audit, Compensation, and Governance Committees) based on applicable requirements of the SEC, Nasdaq and the Corporate Governance Principles. To assist in this review, the Board has adopted independence guidelines contained in the Corporate Governance Principles. Former and current relationships of a director with BD are also analyzed to determine the independence of directors and may result in the conclusion that a current or former relationship with BD is disqualifying for independence purposes. The determination of whether a director’s relationship with Embecta would interfere with the exercise of independent judgment in carrying out the responsibilities of a director will be made by the independent directors, excluding the director with the relationship.

The Board has determined that seven of our directors serving on the Board, LTG (Ret.) David F. Melcher, Mr. David J. Albritton, Ms. Carrie L. Anderson, Mr. Robert (Bob) J. Hombach, Dr. Milton M. Morris, Dr. Claire Pomeroy and Ms. Karen N. Prange, are independent under the Nasdaq rules and our independence guidelines. Mr. Devdatt (Dev) Kurdikar, an employee of Embecta, and Mr. Christopher R. Reidy, who was employed by BD until his retirement in 2021, are not independent.

In determining the independence of our directors other than Messrs. Kurdikar and Reidy, the Board reviewed any transactions or other dealings by Embecta with organizations with which a director has a relationship, such as service as an employee of an organization or as a member of its governing or advisory board. Based on its review, the Board determined that there were no such transactions or dealings that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director in fiscal year 2022.

Related person transactions

Throughout fiscal year 2022 since the Separation, Embecta did not engage in any related person transactions (as defined under applicable United States Securities and Exchange Commission (the “SEC”) rules) involving members of the Board or Embecta’s executive officers. Each year, our directors, director nominees and executive officers complete a questionnaire designed to elicit information about potential related person transactions. The Governance Committee is responsible for the review and approval or ratification of transactions, arrangements or relationships in which Embecta is a participant and in which related persons have, or will have, a direct or indirect material interest pursuant to the Corporate Governance Principles. The Governance Committee will approve only those transactions that it determines in its business judgment are fair and reasonable to Embecta and in (or not inconsistent with) the best interests of Embecta and its stockholders and that do not impact a director’s independence.

Executive sessions of independent directors

The independent directors meet in executive session as a matter of course at each regular meeting of the Board. Mr. Reidy generally will participate in such meetings, but at least once per year there is an executive session consisting only of independent directors.

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Proposal 1: Election of directors

Board’s oversight of risk

Role of the board and committees

BOARD

The full Board reviews the risks associated with Embecta’s strategic plan and discusses the appropriate levels of risk in light of Embecta’s business objectives. This is done through an annual strategy review process, and from time to time throughout the year as part of the Board’s ongoing review of corporate strategy. The full Board also regularly oversees other areas of potential risk, including Embecta’s capital structure, significant acquisitions and divestitures, and succession planning for Embecta’s CEO and other members of senior management.

COMMITTEES

The Committees are responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. In connection with its oversight responsibilities, each Committee often meets with the members of management who are primarily responsible for the management of risk in their respective areas, including, among others, Embecta’s Chief Financial Officer (“CFO”), Chief Human Resources Officer, General Counsel, Chief Technology Officer, Internal Audit and compliance officers.

Audit Committee	Corporate Governance and Nominating Committee

●  Oversees Embecta’s enterprise risk management (“ERM”) activities.

●  Oversees Embecta’s accounting and financial reporting processes and the integrity of Embecta’s financial statements, cybersecurity and data privacy risk exposure, Embecta’s ethics and compliance program (including the Ethics Helpline) and its insurance coverages.

● Oversees risks relating to Embecta’s corporate governance practices, including director independence, related person transactions and conflicts of interest, and crisis management, as well as the process and practices relating to the management and oversight of ESG matters.

Compensation and Management Development Committee	Technology, Quality and Regulatory Committee
● Oversees risks associated with Embecta’s compensation practices and programs and human capital management.	● Oversees risks associated with product development, safety and innovation, research and development activities, quality systems, and regulatory compliance matters.

MANAGEMENT

Embecta’s management engages in an ERM process to identify, assess, manage and mitigate a broad range of risks across Embecta’s businesses, regions and functions, and to ensure alignment of our risk assessment and mitigation efforts with Embecta’s corporate strategy. Beginning in 2023, senior management will review the results of its ERM activities with the Audit Committee at least twice a year, including the process used within the organization to identify risks, management’s assessment of the significant categories of risk faced by Embecta (including any changes in such assessment since the last review), and management’s plans to mitigate potential exposures. The significant risks identified through Embecta’s ERM activities and the related mitigation plans will also be reviewed with the full Board at least once a year. In addition, certain risks (such as cybersecurity) will be frequently reviewed in depth with both the Audit Committee and/or the full Board.

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Proposal 1: Election of directors

Specific risk oversight

Compensation programs

With respect to our compensation policies and practices, Embecta’s management and the Compensation Committee have reviewed our policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on Embecta. In connection with this risk assessment, management reviewed the design of Embecta’s compensation and benefits programs (in particular, our performance-based compensation programs) and related policies, potential risks that could be created by the programs, and features of our programs that help mitigate risk. Among the factors considered were the mix of cash and equity compensation, and of fixed and variable compensation, paid to our employees; the balance between short- and long-term objectives in our incentive compensation; the performance targets, mix of performance metrics, vesting periods, threshold performance requirements and funding formulas related to our incentive compensation; the degree to which programs are formulaic or provide discretion to determine payout amounts; caps on payouts; our clawback and share retention and ownership policies; and our general governance structure. Based on this review, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Embecta.

Cybersecurity

Embecta utilizes the operational security functions of BD’s cybersecurity organization, as part of the ongoing transition services agreement between the companies, while designing and implementing the Company’s own cybersecurity program.

Embecta’s information security function is part of the Company’s Information Technology & Shared Services organization and is responsible for developing and deploying a global strategy across the Company’s enterprise information technology (IT), manufacturing systems and product offerings. As we build up our independent IT infrastructure, we will align to industry-leading cybersecurity frameworks, including those from the International Organization for Standardization (ISO) and the National Institute of Standards and Technology (NIST), to incorporate cybersecurity into our enterprise systems, manufacturing processes and products. We will continue to evaluate organization risk priorities based on our goals and objectives, which may differ from the risk priorities defined by BD.

The Board will provide oversight of Embecta’s cybersecurity program, including the protection and resilience of our IT, manufacturing, and products. The Audit Committee will regularly review cyber risks as part of its oversight of Embecta’s ERM process generally, through in-depth reviews with management. Management will engage independent third parties to assess our cybersecurity controls and conduct training and simulations with management and the Board.

Product quality and patient safety

The TQR Committee provides oversight of matters relating to regulatory compliance and the quality and safety of Embecta’s products and services. The TQR Committee receives in-depth updates from Embecta’s management on the overall quality strategy and the systems in place to monitor the quality and safety of Embecta’s products and services, the quality internal audit program and the results of product quality and quality system assessments by Embecta and external regulators (and Embecta’s response to such assessments), and the processes and procedures relating to compliance with relevant laws and regulations. Management provides updates to the TQR Committee on significant risks and developments in the global regulatory environment and significant product quality, safety or regulatory registration or compliance issues. The TQR Committee also reviews product quality, safety or regulatory registration or compliance risks identified in connection with acquisitions and the related integration plans for such businesses. The full Board receives periodic updates on product quality and safety risks for the users of our products.

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Proposal 1: Election of directors

ESG oversight

At the Board level, the Governance Committee has oversight responsibility for the processes, policies and practices relating to ESG matters. The oversight of ESG matters is allocated among the Board and the Committees.

At the management level, Embecta has an Enterprise Risk and ESG Committee (“ERC”) that provides oversight of Embecta’s ERM program and its progress in addressing priority ESG matters. The ERC consists of a cross-functional group of management and works with various internal operating committees that are executing on Embecta’s ESG strategy in order to monitor and ensure accountability towards Embecta’s ESG goals, some of which are incorporated into its compensation metrics. The ERC is also responsible for reporting to the Board and the Committees and overseeing external and internal reporting on ESG matters.

ESG

As part of the spin-off from BD, Embecta started to develop its standalone multi-year strategy to advance environmental, social and governance (“ESG”) initiatives. The focus in FY2022 was primarily evaluation and assessment, recognizing that Embecta’s risks and impacts are different from those of BD. This evaluation phase commenced with a Sustainability Materiality Assessment (completed in September) and an internal review of the United Nations Sustainable Development Goals (“UNSDGs”) and their relevance to Embecta. Separately, the governance structures for managing ESG topics and updates were documented via the Enterprise Risk Committee charter. Embecta plans to publish its inaugural Sustainability report in Q2 FY2023, with further details.

Inclusion, diversity and equity

Embecta engages a workforce that reflects the communities it operates in. Our workforce possesses a broad range of thoughts and experiences, starting with a diverse leadership team and Board. Our commitment to inclusion, diversity and equity (“ID&E”) is embedded in our values. We believe that diversity of our teams makes us better at identifying opportunities and solving problems. We are committed to creating and sustaining an environment where everyone brings their authentic selves to work, to help us fulfil our mission of making life better for people with diabetes.

Pay equity

Embecta is committed to compensating its employees fairly and equitably. We take a proactive approach to pay equity and continually monitor our compensation program and policies to ensure fair outcomes. Where necessary and appropriate, we take action and make pay adjustments to address any inconsistencies.

We believe that pay equity is critical to our success in supporting a global, diverse, and inclusive workforce.

Note about website and ESG Reports

The reports mentioned above, or any other information from the Embecta website, are not part of, or incorporated by reference into this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.

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Proposal 1: Election of directors

Code of conduct

Embecta maintains a Code of Conduct that is applicable to all directors, officers and associates of Embecta, including our CEO, CFO, principal accounting officer and other senior financial officers. It sets forth Embecta’s policies and expectations on several topics, including conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of Embecta’s assets, and business ethics. The Code of Conduct also sets forth procedures for addressing any potential conflict of interest (or the appearance of a conflict of interest) involving directors or executive officers, and for the confidential communication and handling of issues regarding accounting, internal control and auditing matters. Every Embecta associate is required to complete annual training on the Code of Conduct.

Embecta also maintains Ethics Helpline telephone numbers and an online reporting tool for Embecta associates as a means of raising concerns or seeking advice. The Ethics Helpline is available to associates in the U.S., China and Ireland and the online reporting tool is available to associates worldwide. The Ethics Helpline and online reporting tool are both serviced by an independent third party. Associates using the Ethics Helpline and online reporting tool may choose to remain anonymous and all inquiries are kept confidential to the extent practicable in connection with the investigation of an inquiry. All Ethics Helpline inquiries are forwarded to Embecta’s ethics and compliance department for investigation. The Audit Committee is informed of any reported matters, whether through the Ethics Helpline or otherwise, that could potentially be significant to Embecta, including accounting, internal control or auditing matters, or any fraud involving management or persons who have a significant role in Embecta’s internal controls.

Waivers of any provision of the Code of Conduct are rare and may be granted only by the ethics office, in consultation with the General Counsel. Waivers for executive officers or directors may only be granted by the Board. In addition, certain amendments to the Code of Conduct, as well as any waivers from certain provisions of the Code of Conduct given to Embecta’s CEO, CFO or principal accounting officer, will be posted at the website address set forth below. To the extent required by the rules of the SEC or the Nasdaq, Embecta intends to satisfy the disclosure requirements regarding any amendment or waiver of our Code of Conduct by posting such information on our website.

The Code of Conduct is available on Embecta’s website at investors.embecta.com/corporate-governance/documents-charters. Printed copies of the Code of Conduct may be obtained, without charge, by contacting the Corporate Secretary, Embecta Corp., 300 Kimball Drive, Ste 300, Parsippany, New Jersey 07054; telephone 201-847-6880 or 862-401-0000.

Enterprise ethics and compliance

Under the oversight of the Audit Committee, Embecta’s global ethics and compliance function seeks to ensure that Embecta has a comprehensive compliance program that is designed to prevent and detect wrongdoing and continuously encourages lawful and ethical conduct. Embecta’s General Counsel, along with the Senior Director of Ethics, Compliance and Privacy, lead the global ethics and compliance function and oversee these activities to ensure effective operation and enforcement of Embecta’s ethics and compliance program. The ethics and compliance program is integrated into our global business operations. We evaluate the effectiveness of our program and adapt it periodically to ensure it is appropriately tailored to address the risks inherent in our global business.

In addition to our Code of Conduct, Embecta has a set of global policies and standards, including our Global Standards for Interactions with Healthcare Professionals, Healthcare Organizations, and Government Officials, which are designed to ensure associates have clear guidance on how to do what is right in the context of their work for Embecta. Embecta associates must comply with these Global Standards, the Embecta Code of Conduct, Embecta policies and procedures, applicable laws and regulations, and relevant industry codes (including AdvaMed, APACMed, MedTech Europe, Mecomed, and ABIMED).

Embecta associates receive information and training about the Code of Conduct, Global Standards and other policies in several ways, including periodic communications and trainings. Associates can access detailed information on our expectations through our intranet.

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Proposal 1: Election of directors

Except as prohibited by applicable law, Embecta associates are obligated to report any suspected violations of laws, industry codes, the Embecta Code of Conduct or Embecta policies in accordance with Embecta’s Code of Conduct, under which all associates, vendors and other third parties working on behalf of Embecta are encouraged to ask questions, raise concerns or seek guidance in a number of ways (such as using the online reporting tool or by calling the Ethics Helpline). Embecta takes all reports of violations of laws, Embecta policies, and ethical standards seriously and will promptly, fairly, and thoroughly investigate all such reports. Embecta does not tolerate any form of retaliation against any person who in good faith reports an actual or suspected violation.

Board practices, policies and processes

Governance best practices

Embecta’s commitment to good corporate governance is embodied in our Corporate Governance Principles. The Corporate Governance Principles set forth the Board’s views and practices regarding a number of governance topics, and the Governance Committee assesses the Corporate Governance Principles on an ongoing basis in light of current practices.

The following is a summary of our significant corporate governance practices.

Corporate Governance Practices
●	Majority voting standard for election of directors
●	7 out of 9 directors are independent
●	Independent Board Chair
●	Rigorous annual board self-evaluation and director re-nomination process
●	Proxy access by-laws
●	Restrictions on corporate political contributions
●	Director share ownership requirements
●	Overboarding policy

Board, Committee and annual meeting attendance

The Board met three times in fiscal year 2022 since April 1, 2022, the effective date of the Separation. During fiscal year 2022, all directors attended at least 75% of the total number of meetings of the Board and the Committees on which she or he served. The Board has adopted a policy pursuant to which directors are expected to attend our annual stockholders’ meetings in the absence of a scheduling conflict or other valid reason.

Board self-evaluation

The Board believes a rigorous self-evaluation process is important to the ongoing effectiveness of the Board. To that end, the Board has committed to conduct an annual self-evaluation of its performance that allows directors to provide individual feedback on the Board’s composition, culture, committee structure, relationship with management, meeting agendas, oversight of strategy and risk, and other Board-related topics. The results of the self-evaluation are presented by the Chair of the Governance Committee to the full Board. As part of the evaluation, the Board assesses the progress in the areas targeted for improvement from the prior evaluation and develops actions to be taken to enhance the Board’s effectiveness over the next year. Each Committee conducts an annual self-evaluation of its performance through a similar process.

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Proposal 1: Election of directors

The Board believes it is important to periodically obtain an outside perspective on the Board’s overall functioning and effectiveness and seeks to have its annual self-evaluation facilitated by an independent outside consultant experienced in board and governance practices at least once every three years.

Director continuing education and new director orientation

To enhance and expand the Board’s knowledge of the healthcare industry and topics relevant to its oversight responsibilities, we provide our directors with continuing education presentations developed by both internal and external expert speakers. Additionally, we encourage our directors to participate in external continuing director education programs. As all of our directors were newly appointed in 2022, all directors participated in orientation sessions that provided them with a thorough understanding of their fiduciary duties, as well as an overview of Embecta’s business and strategies.

Other significant governance practices

Described below are some of the other significant corporate governance practices at Embecta.

Classified Board until the 2026 annual stockholder meeting

As described in “Director nomination process” above, our CoI provides that until the 2026 annual stockholder meeting, Embecta’s Board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors.

Commencing with the 2026 annual stockholder meeting, directors will be elected annually and for a term of office to expire at the next annual stockholder meeting, and Embecta’s Board will thereafter no longer be divided into classes. Before Embecta’s Board is declassified, it would take at least two annual stockholder meetings to be held for any individual or group to gain control of Embecta’s Board.

Majority voting standard for election of directors

Under our By-Laws, in uncontested elections (that is, where the number of nominees does not exceed the number of directors to be elected), nominees for director must receive the affirmative vote of a majority of the votes cast in order to be elected to the Board. Any incumbent director who receives a greater number of votes “against” the director’s election than votes “for” is required to offer to submit his or her resignation to the Board following the stockholder vote. The Governance Committee will consider and recommend to the Board whether to accept the resignation offer. The Board will act on such recommendation and publicly disclose its decision within 90 days following the stockholder vote. This process allows the Board the opportunity to identify and assess the reasons for the vote, including whether the vote is attributable to dissatisfaction with a director’s overall performance or is the result of stockholder views on a particular issue. In the event of a contested election, a plurality voting standard will apply.

Political contributions

The Company prohibits the use of corporate funds and assets to support U.S. candidates, political parties, ballot measures or referendum campaigns. Exceptions to this policy require approval by the CEO, General Counsel and a designated member of the Governance Committee. To date, no exceptions have been sought or approved.

In all cases, Embecta policy prohibits directors and employees from using company resources to promote their personal political views, causes or candidates, and specifies that the Company will not directly or indirectly reimburse any personal political contributions or expenses.

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Proposal 1: Election of directors

Charitable contributions approval

In furtherance of Embecta’s commitment to good governance and transparent disclosure practices, Embecta charitable contributions or pledges in an aggregate amount of $50,000 or more in any fiscal year (excluding contributions under Embecta’s Matching Gift Program) to entities with which Embecta’s directors and executive officers, or their families, are affiliated must be approved by the Governance Committee. The Governance Committee is provided on an annual basis with a report from management of the charitable contributions or pledges made by Embecta during the preceding fiscal year in an amount of $10,000 or more to entities with which Embecta’s directors and executive officers, or their families, are affiliated.

Communication with directors

Our relationship with our stockholders and their views about Embecta are important to us, and the Board recognizes the value of director engagement with Embecta’s stockholders. Stockholders or other interested parties wishing to communicate with the Board, Chairman of the Board, the independent directors as a group or any individual director (including complaints or concerns regarding accounting, internal accounting controls or audit matters) may do so:

●	by mail, addressed to Corporate Secretary, Embecta Corp., 300 Kimball Drive, Ste 300, Parsippany, New Jersey 07054;
●	by calling the Embecta Ethics Helpline toll-free at 1-833-600-1032 from within the U.S.;
●	via the online reporting tool at embecta.ethicspoint.com; or
●	by email to ethics-embecta@bd.com.

The Ethics Helpline and online reporting tool are both serviced by an independent third party. All communications will be kept confidential and promptly forwarded to the Chairman of the Board, who will, in turn, forward them promptly to the appropriate director(s). Such items that are unrelated to a director’s duties and responsibilities as a Board member may be excluded by our corporate security department, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials and resumes, surveys, and material that is determined to be illegal or otherwise inappropriate.

Non-management director compensation

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-management directors. At or prior to the Separation, eight non-management directors were appointed to the Board. LTG (Ret.) David F. Melcher and Dr. Claire Pomeroy, M.D. were members of the Board of BD and joined our board in connection with the Separation.

Before the Separation, BD paid compensation to LTG (Ret.) Melcher and Dr. Pomeroy according to annual rates set by BD as follows: annual cash retainer of $107,000, equity grant of restricted stock units valued at $209,000 and committee chair/lead director’s fees equal to $25,000.

Following the Separation, the key elements of Embecta’s non-management director compensation program are similarly comprised of a cash retainer, equity compensation and Lead Director/Committee chair fees. Of the base compensation paid to non-management directors (cash retainer and equity), approximately 75% is equity-based compensation, with slight variations for committee chairs and the non-executive chair. See “Equity ownership by directors” as noted below. Management directors do not receive compensation for their service as director.

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Proposal 1: Election of directors

The Governance Committee reviews the compensation of Embecta’s non-management directors and makes recommendations to the Board. The Governance Committee may not delegate these responsibilities to another Committee or members of management. For fiscal year 2022, and in connection with the Separation and listing as an independent public company, the Governance Committee retained Korn Ferry as an independent consultant to assist in making these recommendations. Korn Ferry’s responsibilities include providing market comparison data on director compensation at peer companies, tracking trends in director compensation practices, and advising the Governance Committee regarding the components and levels of director compensation. The Governance Committee has not identified any conflict of interest on the part of Korn Ferry or any other factor that would impair Korn Ferry’s independence. Embecta management does not play any role in either recommending or determining non-management director compensation.

Cash retainer

Each non-management director currently receives an annual cash retainer of $70,000 for services as a director, which is paid in arrears quarterly, unless deferred at the election of the director in accordance with the terms of the Directors’ Deferral Plan, described below. Directors do not receive meeting attendance fees. The cash retainer during fiscal year 2022 was prorated for the period between the Separation and fiscal year-end.

Annual equity award

On April 1, 2022, each non-management director received a grant of 6,024 restricted stock units. Going forward, each non-management director elected at an annual stockholders’ meeting will be granted restricted stock units with a value of $185,000 on the date of the grant. The restricted stock units vest and are settled in shares of Embecta common stock at the following annual stockholders’ meeting.

Non-executive Chair/Committee chair fees

In addition to the annual fees and annual equity award described above, Embecta’s non-executive Chairman receives an annual fee of $60,000, paid in cash in arrears, and an additional annual restricted stock unit grant then valued at $60,000, which will vest and be settled in shares of Embecta common stock at the following annual stockholders meeting and will be granted in fiscal year 2023. The chair of each Committee receives an annual fee of $16,000. Each annual fee is paid at year-end in arrears in line with our annual meeting schedule.

Equity ownership by directors

The Board believes that directors should hold meaningful equity ownership positions in Embecta to further align the interests of the non-management directors with our stockholders. To that end, a significant portion of non-management director compensation is in the form of equity awards and the Board has adopted share ownership guidelines. Under the Board’s share ownership guidelines, each non-management director is required to own shares of Embecta common stock (which includes restricted stock units) valued at five times the annual cash retainer and must comply with the guidelines within five years of joining the Board. All our non-management directors are on track to meet their ownership target.

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Proposal 1: Election of directors

Directors’ Deferral Plan

Directors are eligible to participate in the 2022 Directors’ Deferral Plan (the “Directors’ Deferral Plan”). The Directors’ Deferral Plan allows non-management directors to defer receipt, in an unfunded cash account, of all or part of their annual retainer and other cash fees. The Directors’ Deferral Plan is not qualified, and participants have an unsecured contractual commitment of Embecta to pay the amounts due under the Directors’ Deferral Plan.

Other arrangements

Embecta provides non-management directors with an annual fixed stipend of $2,000 per director to cover travel and other business expenses incurred in the performance of their services for Embecta. Directors are reimbursed for attending director education courses and are eligible to participate in Embecta’s Matching Gift Program, pursuant to which Embecta matches charitable contributions made to qualifying nonprofit organizations, subject to the aggregate limit per participant of $5,000 per calendar year.

The following table sets forth the compensation earned or received by Embecta’s non-management directors during fiscal year 2022.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
David F. Melcher	95,000	185,000	6,000	286,000
David J. Albritton	35,000	185,000	1,000	221,000
Carrie L. Anderson	35,000	185,000	1,000	221,000
Christopher R. Reidy	51,000	185,000	1,000	237,000
Robert (Bob) J. Hombach	51,000	185,000	1,000	237,000
Milton M. Morris	35,000	185,000	1,000	221,000
Claire Pomeroy	51,000	185,000	1,000	237,000
Karen N. Prange	51,000	185,000	1,000	237,000

(1)	Reflects cash retainer and Committee chair fees, and for LTG (Ret.) Melcher, the Non-Executive Chair fee for the period following our Separation, which is April 1, 2022 through September 30, 2022. The cash retainer was prorated for the period between the Separation and fiscal year-end, while the chair fees were paid for the full year. All cash retainer and/or fees paid to Mr. Reidy were deferred pursuant to the Directors’ Deferral Plan, which is described in “Non-management director compensation—Directors’ Deferral Plan” above.
(2)	Amounts reflect the grant date fair value under FASB ASC Topic 718 of restricted stock units awarded to non-management directors in April 2022 in connection with the effectiveness of their appointment to the Board at the time of our Separation. For a discussion of the assumptions made in arriving at the grant date fair value of these awards, see Note 9 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022. As of September 30, 2022, each of the non-management directors held 6,024 restricted stock units. The equity portion of the chair fees for fiscal year 2022 will be granted in fiscal year 2023 and reported in Embecta’s proxy statement filed with respect to fiscal year 2023.
(3)	Amounts shown represent the aggregate amounts of the matching gifts under Embecta’s Matching Gift Program for LTG (Ret.) Melcher in fiscal year 2022, which are paid quarterly, and the quarterly payments paid to the directors with respect to the annual fixed stipend for travel for all directors.

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Proposal 2: Ratification of selection of independent registered public accounting firm

E&Y has been selected by the Audit Committee as Embecta’s independent auditors for fiscal year 2023. The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of Embecta’s independent auditors. Stockholders are being asked to ratify the Audit Committee’s selection of E&Y. If ratification is withheld, the Audit Committee will reconsider its selection.

A representative of E&Y is expected to attend the 2023 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement.

E&Y began serving as our independent auditors in fiscal year 2022. Listed below are the fees billed to Embecta by E&Y for services rendered during fiscal year 2022. Prior to the Separation, BD paid any audit or tax fees related to Embecta’s business. As a result, the amounts reported below are not necessarily representative of the fees we expect to pay E&Y in future years. All E&Y services for fiscal year 2022 were approved in advance by our Audit Committee (or prior to the Separation, by BD’s audit committee).

	FY 2022
Audit Fees	$2,994,000	“Audit Fees” include fees associated with the annual audit of Embecta’s consolidated financial statements and statutory audits required internationally. “Audit Fees” also include reviews of Embecta’s quarterly reports on Form 10-Q and registration statements filed with the SEC.
Tax Fees	$21,000	“Tax Fees” includes tax compliance, assistance with tax audits, tax advice and tax planning.
Total	$3,015,000

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Proposal 2: Ratification of selection of independent registered public accounting firm

Pre-approval of audit and non-audit services

The Audit Committee is responsible for appointing Embecta’s independent auditors and approving the terms of the independent auditors’ services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditors, as described below. All the services listed in the previous table were approved pursuant to this policy.

Audit Services. Under the policy, the Audit Committee will appoint Embecta’s independent auditors each fiscal year and pre-approve the engagement of the independent auditors for the audit services to be provided.

Non-Audit Services. In accordance with the policy, the Audit Committee has established detailed pre-approved categories of non-audit services that may be performed by the independent auditors during the fiscal year, subject to certain dollar limits. The Audit Committee may, from time to time, delegate its authority to pre-approve non-audit services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting. All other non-audit services are required to be pre-approved by the entire Audit Committee.

The Audit Committee believes that the provision of the non-audit services described above by E&Y is consistent with maintaining the independence of E&Y. The Audit Committee periodically considers the rotation of the independent auditors. The Audit Committee believes that the continued retention of E&Y to serve as Embecta’s independent auditors is in the best interests of Embecta and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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Proposal 2: Ratification of selection of independent registered public accounting firm

Report of the audit committee

The Audit Committee reviews Embecta’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of Embecta’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee monitors these processes.

In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Embecta’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by the applicable auditing standards.

In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from Embecta and its management, and the independent auditors provided to the Audit Committee the written disclosures and the letter pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with Embecta’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Embecta’s internal controls, and the overall quality of Embecta’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Embecta’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert (Bob) J. Hombach (Chair)	Karen N. Prange	Carrie L. Anderson

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Proposal 3: Advisory vote to approve named executive officer compensation

The Compensation Discussion and Analysis beginning on page 33 of this proxy statement describes Embecta’s executive compensation program and the compensation decisions made with respect to our CEO and the other named executive officers reflected in the Summary Compensation Table on page 54. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Board is asking stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Embecta approve the compensation of the Embecta executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports Embecta’s business strategy and aligns the interests of our executives with those of our stockholders. At the same time, we believe our program does not encourage excessive risk-taking by management. We believe that the compensation actions discussed in the Compensation Discussion and Analysis appropriately reflected the performance of our named executive officers and Embecta during the year.

For these reasons, the Board is asking stockholders to support this Proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will take into account the outcome of the vote when considering our compensation program and future compensation decisions for our executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

Management

Senior leadership team following the Separation

The following table sets forth information regarding the individuals who are currently serving on the senior leadership team of Embecta following the Separation. One member of Embecta’s senior leadership team, Devdatt (Dev) Kurdikar, also holds a position as a member of Embecta’s Board.

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Proposal 3: Advisory vote to approve named executive officer compensation

Name	Position
Devdatt (Dev) Kurdikar*	President and Chief Executive Officer
Jacob (Jake) Elguicze*	Senior Vice President and Chief Financial Officer
Ginny Blocki	Senior Vice President, Product Management and Global Marketing
Tom Blount	Senior Vice President and President, North America
Brian Capone*	Vice President, Chief Accounting Officer and Corporate Controller
Shaun Curtis*	Senior Vice President, Global Manufacturing and Supply Chain
Ajay Kumar*	Senior Vice President and Chief Human Resources Officer
Jeff Mann*	Senior Vice President, General Counsel, Head of Corporate Development, and Corporate Secretary
Slobodan Radumilo	Senior Vice President and President, International
Colleen Riley	Senior Vice President and Chief Technology Officer

*	This senior leadership member has been designated as an “executive officer” under Item 401 of Regulation S-K (17 CFR § 229.401).

The biography for Devdatt (Dev) Kurdikar is provided above in “Directors whose terms expire at the 2025 annual stockholder meeting.”

Jacob (Jake) Elguicze, 49, served as Senior Vice President, Finance of Diabetes Care at BD until the Separation. Previously, Jake was the Treasurer and Vice President of Investor Relations of Teleflex Incorporated (NYSE: TFX), a global provider of medical technologies designed to improve the health and quality of people’s lives. Before assuming the role of Treasurer and Vice President of Investor Relations, Jake was the Vice President of Financial Planning and Analysis at Teleflex. Prior to that role, Jake worked at Motorola, Inc. in a variety of corporate finance roles of increasing responsibility, including most recently the Director of Finance for one of Motorola’s strategic business units. Before joining Motorola, Jake served as an auditor for Pricewaterhouse Coopers, LLP. Jake holds a Bachelor of Science in Accounting from the University of Scranton and a Master of Business Administration from Saint Joseph’s University.

Ginny Blocki served as Senior Vice President, Product Management and Global Marketing of Diabetes Care at BD prior to the Separation, a position she had held since October 2021. Previously, she was head of U.S. medication delivery marketing for Baxter International Inc. (NYSE: BAX) until 2020, and before that held leadership roles with Assertio Therapeutics, Inc. (Nasdaq: ASRT) until 2018, Abbott Laboratories (NYSE: ABT) until 2016, and prior to that at Baxalta (which was later acquired by Shire PLC ADR (Nasdaq: SHPC)). She has a Bachelor of Science degree in finance from Indiana University and completed the Executive Scholar Program in General Management at Kellogg School of Management, Northwestern University.

Tom Blount, 49, joined BD in 2016 and served as Vice President and General Manager, U.S. Diabetes Care, from May 2020 until the Separation. Previously, he spent 16 years in roles of increasing leadership responsibility at Sanofi S.A. (Nasdaq: SNY) following five years on active duty in the U.S. Army. He holds a Bachelor of Science degree in German/French from the United States Military Academy at West Point and a Master of Science in International Relations from Troy University – European Campus.

Brian Capone, 48, served as Vice President, Corporate Controller and Chief Accounting Officer of Diabetes Care at BD prior to the Separation. Mr. Capone previously served as Senior Vice President, Corporate Controller and Chief Accounting Officer at Cantel Medical Corporation (“Cantel”), a global medical products company focused on infection prevention products, until its acquisition by Steris PLC (NYSE: STE). Mr. Capone was appointed to this position in October 2018, having previously served as Vice President, Chief Accounting Officer and Vice President, Corporate Controller for Cantel since April 2017. Prior to joining Cantel, Mr. Capone served as the Assistant Corporate Controller for Stryker Corporation from October 2014 to April 2017, and Director, External Financial Reporting and Technical Accounting for Quest Diagnostics Incorporated from March 2012 to October 2014. Prior to those roles, Mr. Capone served in various financial reporting roles at Genzyme Corporation and CVS

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Proposal 3: Advisory vote to approve named executive officer compensation

Health Corporation. Mr. Capone holds a Bachelor of Science degree in Business Administration with a concentration in Professional Accounting from Montclair State University and is a Certified Public Accountant in the State of New York.

Shaun Curtis, 53, served as the Worldwide Vice President of Operations of Diabetes Care at BD, from 2018 until the Separation. Previously, Shaun was the Manufacturing Director at BD Plymouth, UK (part of the Integrated Diagnostic Solutions Business) since 2012. Prior to joining BD, Shaun was the Engineering Manager at Cooper Standard Automotive, Plymouth, UK. Before his role at Cooper Standard Automotive, Shaun worked at Pall Filtration, UK. Shaun started his career at Rio Tinto Zinc as an underground engineer, designing, building, and repairing mining equipment. Shaun holds a Master of Business Administration with distinction from Northampton University, UK. He earned an Honors Degree in Mechanical Engineering from Plymouth University. He also achieved a Higher National Diploma in Mechanical Engineering at Swindon College.

Ajay Kumar, 52, served as the Vice President, Human Resources of Diabetes Care at BD and had an additional charge for BD Latin America Human Resources until the Separation. Prior to this role, Ajay held numerous roles within BD including HR Head for BD’s diagnostic systems business, Head of Talent Management for BD Greater Asia, and HR Director for BD India. Most recently, he was the HR leader for BD’s Medication Delivery Systems (MDS) business. Prior to joining BD, Ajay held various positions at Unilever PLC in India, culminating as Head of Talent Management of Unilever India. Ajay holds a degree in Mechanical Engineering from Birla Institute of Technology Mesra and a Master of Business Administration in HR from XLRI Jamshedpur.

Jeff Mann, 50, served as the Senior Vice President, General Counsel and Head of Corporate Development of Diabetes Care at BD until the Separation. Most recently, Jeff served as General Counsel and Corporate Secretary of Cantel Medical Corp (Cantel). Prior to Cantel, Jeff spent 14 years with Boston Scientific Corporation in roles including M&A, venture capital investments, SEC and corporate governance, patent strategy, litigation, and business unit support for the Med Surg group. Jeff also served on the Board of Directors of Preventice Solutions and as Chair of its Compensation Committee. Jeff holds a Bachelor of Science in Civil and Environmental Engineering from Lafayette College in Easton, PA, and a J.D. from Boston College Law School, magna cum laude.

Slobodan Radumilo, 52, was Vice President and General Manager of Diabetes Care for BD in the EMEA region, from 2016 until the Separation. Previously, he held roles of increasing responsibility at Medtronic plc (NYSE: MDT) from 1997 to 2016, most recently as vice president of neuromodulation for Europe and Canada, regional vice president for Central and Eastern Europe and Central Asia, and regional vice president for Central and Eastern Europe, Greece and Israel. He holds a Bachelor of Science degree in electrical engineering, a Master of Science degree in biomedical engineering and a Diploma in Management from the University of Zagreb in Croatia, as well as a Diploma in Leadership from the Glasgow Caledonian University.

Colleen Riley, 58, was Senior Vice President, Chief Technology Officer of Diabetes Care at BD from October 2021 until the Separation. Prior to that, she was the senior vice president of innovation and development for Terumo Blood and Cell Technologies since 2019 and previously served in a leadership role at Stryker Orthopedics (NYSE: SYK) from 2014 to 2019. Previously, she served in leadership rules at Novartis International AG (NYSE: NVS), Nexis Vision Inc. and Johnson & Johnson (NYSE: JNJ). She holds a Bachelor of Arts in chemistry, a Master of Science in physiological optics and a Doctor of Optometry degree from Indiana University.

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Compensation Discussion and Analysis

Introduction

This section provides an overview of our executive compensation philosophy and executive compensation programs, and the compensation actions taken with respect to our named executive officers, or our “NEOs,” and describes the compensation provided to Embecta’s NEOs in 2022 both prior to and following our spin-off, as well as the principles and processes the Compensation Committee has established in determining NEO compensation.

The named executive officers for 2022 were:

●	Devdatt (Dev) Kurdikar, President, Chief Executive Officer and Director
●	Jacob (Jake) Elguicze, Senior Vice President and Chief Financial Officer
●	Ajay Kumar, Senior Vice President and Chief Human Resources Officer
●	Shaun Curtis, Senior Vice President, Global Manufacturing and Supply Chain
●	Jeff Mann, Senior Vice President, General Counsel, Head of Corporate Development and Corporate Secretary

All references in this section to years are references to our fiscal year, which ends on September 30, unless otherwise noted.

Executive summary

On April 1, 2022, we consummated the Separation from BD and launched as an independent publicly traded company. For the first six months of fiscal year 2022, our NEOs served in various roles for BD, and executive compensation decisions were determined by BD management, in accordance with BD’s executive compensation governance policies. Upon the effectiveness of the Separation, our NEO compensation was adjusted pursuant to the BD Employment Letters to account for the Separation and their new roles as executive officers of Embecta. BD outstanding equity awards were converted into Embecta equity awards as approved by the BD Board of Directors. Following the Separation, our Compensation Committee undertook a review of executive compensation practices and, with the assistance of its independent compensation consultant, approved adjustments to our executive compensation program to further align with the market median, as described in more detail below. In 2023 and thereafter, our NEOs will not receive any compensation from BD or participate in BD compensation programs and all decisions with respect to the compensation of our NEOs will be made by the Compensation Committee (or the Board, in the case of our CEO).

In preparation for the Separation, we identified compensation as a key vehicle for attracting, retaining and motivating top talent. In designing our post-Separation compensation programs, we carefully reviewed the programs in which our executive officers and other employees participated at BD to determine applicability to Embecta and made changes to ensure those programs addressed the needs of our business and the unique situations we face as a standalone company. We chose to adopt some features of the BD programs and refined others based on our strategy, scale of operations, and workforce.

Our compensation philosophy is designed to align the interests of our executive officers with those of our stockholders by providing pay that is directly linked to the achievement of performance goals established to foster the creation of sustainable long-term stockholder value. The use of variable, at-risk compensation as a key element of executive pay connects pay outcomes with company performance. Embecta believes in executive compensation that is competitive with our peers, has meaningful performance components and has equity-based elements to encourage executives to maintain an appropriate ownership interest in the Company. Our performance-based compensation programs result in a majority of the compensation of our CEO being linked to the achievement of short-term and long-term Company goals and to the building of stockholder value. While this section

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of our proxy statement describes the fiscal year 2022 compensation program, we have also previewed executive compensation design changes that have been approved for fiscal year 2023, which will be our first full compensation cycle as a standalone public company.

Key 2022 executive compensation decisions

Due to the mid-year Separation and subsequent review of our executive compensation programs as a new public company, NEO compensation changed throughout the year.

Between October 1, 2021 and March 31, 2022: NEO compensation was determined by BD and 2022 equity awards were approved by BD’s Compensation and Human Capital Committee.

April 1, 2022: The Separation:

●	BD Employment Letters provided for changes in title, base salary, annual short-term incentive target compensation, annual long-term incentive target compensation and eligibility to receive Founder’s Grants. The Board approved these changes to compensation and awarded the Founder’s Grants.
●	Immediately prior to the Separation, the BD Board of Directors determined the level of performance achieved with respect to each outstanding BD performance-based restricted share unit award and determined the resulting number of shares of BD common stock subject to such BD performance-based restricted share unit award.
●	Equity-based awards granted by BD that were outstanding and unexercised immediately prior to the Separation were adjusted and converted into Embecta equity-based awards in a manner intended to preserve the aggregate intrinsic value of the original BD award as measured immediately before and after the Separation.

Between April 2, 2022 and September 30, 2022: The Compensation Committee approved a new Comparison Group for the purposes of evaluating executive compensation. Following a review of executive officer compensation against the newly-approved Comparison Group, the Compensation Committee, in consultation with our Compensation Consultant, made certain adjustments to compensation for our NEOs to move compensation closer to the median of the Comparison Group. Effective in fiscal year 2022, the Compensation Committee approved salary adjustments for Messrs. Elguicze, Curtis and Mann, increased Mr. Kurdikar’s target annual bonus, and approved an additional increase to the target annual long-term incentive award values for each of Messrs. Kurdikar, Elguicze and Mann. See “Elements of our 2022 executive compensation program” below for more information regarding these compensation changes.

Our compensation philosophy, objectives and practices

As we enter a highly competitive and rapidly evolving market as an independent publicly listed global company with a complex geographic footprint and our business matures, we expect our executive compensation philosophy, program and approach to setting compensation to evolve and to align with our long-term strategy and the unique characteristics of Embecta. The Embecta executive compensation program has three primary objectives: to attract and retain talent; to drive performance to achieve strategic objectives; and to create long-term value for our stockholders. In connection with the Separation and in line with these objectives, the Compensation Committee has adopted an executive compensation philosophy that reflects where Embecta is in its life cycle as a newly public company. It includes the following guiding principles we believe are critical to our success.

Pay for performance

●	We link pay and performance with 50% or more of total compensation opportunity delivered through variable, at risk incentives with a clear connection to increasing stockholder long-term value through achievement of predetermined company performance goals.

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Accountability

●	The compensation program incorporates a short-term incentive plan that holds management accountable for the achievement of financial metrics and strategic objectives and a long-term incentive framework that is heavily weighted on performance and which will evolve over the first few years following the Separation to represent a more significant portion of the total incentive opportunity.

Competitive positioning

●	Pay opportunity is generally targeted around the median of the compensation at peer companies, with flexibility to determine individual compensation based on an executive’s scope, experience, criticality of role, performance and internal equity. Our executives have deep expertise that is highly valued by the market and important to our success, and their retention is a key priority.

Stockholder alignment

●	We establish and maintain well-governed programs that create long-term value for our stockholders by rewarding our executives when stockholder value is created while also mitigating excessive risk taking and behavior that is inconsistent with our strategic plans and Embecta’s mission, vision and values.

Since the Separation, the Compensation Committee has:

●	Reviewed and approved the Compensation Committee charter to ensure program and policy oversight and decision-making authority are held at what the Compensation Committee considers to be appropriate levels of the Board, Compensation Committee and management.
●	Granted the Founder’s Grants to our operating team, as explained in more detail in “Equity Adjustment and Awards in Connection with the Separation” below.
●	Adopted a methodology to establish a compensation peer group for the purposes of benchmarking compensation levels, as explained in more detail in “Use of market comparison data” below.
●	Reviewed the compensation levels of our executive officers in comparison to the newly established compensation peer group and approved adjustments to be effective in 2022, as explained in more detail in “Use of market comparison data” below.

In administering the compensation program, the Compensation Committee seeks to provide transparency to Embecta executives and employees and to our stockholders of all aspects of Embecta’s compensation and benefits structure. This includes disclosure of performance targets and payout formulas, benefits provided under the program, and the Compensation Committee’s use of discretion in determining award payouts. As a newly independent and public company, Embecta will continue to assess its compensation programs to ensure appropriate alignment with its business strategy and stockholders’ expectations.

How we set executive compensation post-Separation

The role of the Compensation Committee, its consultant and management

Prior to the Separation, executive compensation decisions were determined by BD management, in accordance with BD’s executive compensation governance policies. Now, the Compensation Committee oversees the compensation program for our executive officers, including the program design and performance targets. The Compensation Committee recommends compensation actions regarding the CEO for approval by the independent members of the Board and sets the compensation of the other named executive officers. The Compensation Committee is assisted in fulfilling its responsibilities by its independent compensation consultant, Korn Ferry, and Embecta’s senior management, but final decisions are made by the Compensation Committee or the Board, as applicable, in its sole discretion. Additional information about our process for setting executive compensation, including the roles of Korn Ferry and management, is found beginning on page 14.

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Compensation Discussion and Analysis

To maintain the independence of its outside compensation consultant, the Compensation Committee has established a policy that prohibits its compensation consultant from performing any services for Embecta or Embecta’s management without the Compensation Committee’s prior approval. In accordance with this policy, Korn Ferry did not perform any services for Embecta or Embecta management in 2022 other than services provided to the Governance Committee with respect to non-management director compensation, as described in more detail in “Non-management director compensation” above.

Use of market comparison data

Prior to the Separation, the BD Compensation and Human Capital Committee (the “BD Compensation Committee”) considered several factors in structuring BD’s compensation program, determining pay components and making compensation decisions. Prior to the Separation, a similar process was applied to determine compensation of our NEOs. BD management also used a peer group that it believed was aligned with Embecta’s business and size to determine the compensation of the NEOs in effect post-Separation. Such peer group comprised the following companies, which we refer to as the “Pre-Separation Comparison Group”:

Pre-Separation Comparison Group
Resmed Inc. Idexx Laboratories Dexcom, Inc. Masimo Corporation Insulet Corporation Varex Imaging Corporation	Hill-Rom Holdings Teleflex Incorporated Integer Holdings Corporation Nuvasive Inc. Abiomed Inc. Penumbra Inc.

Following the Separation, the Compensation Committee approved a new peer group framework and methodology based on a set of principles and criteria. With the assistance of its independent compensation consultant, it established a compensation benchmarking peer group, which is composed of a robust set of companies in the healthcare sector with comparable business characteristics, models and size for the purposes of reviewing compensation. In selecting companies for the peer group, the Compensation Committee considered companies that met one or more of the following peer group selection criteria established by the Compensation Committee, based on the recommendations of its independent compensation consultant:

●	domestic, publicly traded company;
●	similar size in terms of revenue and similar cost characteristics;
●	member of the healthcare industry, with a focus on healthcare equipment and supplies, healthcare providers and services, healthcare technology, biotechnology, pharmaceuticals and life sciences tools and services; and
●	similar lines of business and characteristics: chronic condition management, international distribution, business complexity and clinical manufacturing.

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Compensation Discussion and Analysis

Based on the above selection criteria and considering the recommendations of its independent compensation consultant, the Compensation Committee approved the following peer companies, which we refer to as the “Post-Separation Comparison Group”:

Post-Separation Comparison Group
Abiomed, Inc. Avanos Medical, Inc. Bio-Rad Laboratories, Inc. CONMED Corporation DexCom, Inc. Haemonetics Corporation ICU Medical, Inc.	Insulet Corporation Integer Holdings Corporation Integra LifeSciences Holdings Corporation Nevro Corp. NuVasive, Inc. Orthofix Medical Inc.	ResMed Inc. Tandem Diabetes Care, Inc. Teleflex Incorporated The Cooper Companies, Inc. Waters Corporation West Pharmaceutical Services, Inc.

The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Embecta performance and peer compensation levels. Other factors that may influence the amount of compensation awarded may include an executive’s scope, experience, criticality of role, performance and internal equity. In addition to the proxy market data from the peer group developed, the Compensation Committee also reviewed survey data from the compensation peer group along with a custom cut of industry data from the Willis Towers Watson Pharmaceutical and Health Sciences Executive Survey Report (with an average revenue responsibility of $1.5B) and the Equilar TrueView Survey.

Our compensation objectives and practices

Our goal is to provide an executive compensation program that best serves the long-term interests of our stockholders. We believe that attracting and retaining superior talent and rewarding performance is key to delivering long-term stockholder returns, and that a competitive compensation program is critical to that end. Therefore, we strive to provide a competitive compensation package to our executives that ties a significant portion of pay to performance and uses components that align the interests of our executives with those of Embecta’s stockholders. The following is a summary of important aspects of our executive compensation program.

●	Balanced mix of pay components and incentives. We target a balanced mix of cash and equity compensation, and of annual and long-term incentives. The key elements of our program are salary, annual cash incentives under the annual bonus plan and long-term equity compensation.
●	Significant performance-based compensation tied to business strategy. We emphasize pay-for-performance to align executive compensation with the execution of our business strategy and the creation of long-term stockholder value. We use performance metrics that are aligned with and support Embecta’s business strategy.
●	Meaningful performance-based compensation to mitigate excessive risk-taking. While we emphasize “at risk” pay tied to performance, we believe our program does not encourage excessive risk-taking by management.
●	Share retention guidelines and policy against pledging/hedging. Our executives are subject to robust share retention and ownership guidelines and are prohibited from pledging or short selling Embecta shares or hedging against the economic risk of their ownership.
●	Limited perquisites. We do not offer special perquisites or other personal benefits to our NEOs.
●	Clawback policy. We have a compensation recovery policy that gives the Board the authority to recover incentive compensation paid to senior management in the event of a restatement of our financial statements resulting from that person’s misconduct, and to recover equity compensation awarded to a member of management if such executive breaches certain restrictive covenants.

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Compensation Discussion and Analysis

●	Change in control arrangements. We have “double-trigger” change in control agreements with our named executive officers to provide continuity of management in the event of an actual or potential change in control. Our change in control agreements do not contain any excise tax “gross-up” provisions.
●	Use of independent compensation consultant. The Compensation Committee uses an independent compensation consultant to assist it in designing our compensation program and making compensation decisions. The independent compensation consultant did not provide any services to Embecta or Embecta management in 2022, per the policy of the Compensation Committee, other than services provided to the Governance Committee with respect to non-management director compensation.

Our risk analysis of performance-based compensation

While a significant portion of our executive compensation is performance-based, we do not believe that our program encourages excessive or unnecessary risk-taking. A certain amount of risk-taking is a necessary part of operating and growing a business, but the Compensation Committee focuses on aligning Embecta’s compensation practices with Embecta’s long-term strategy and attempts to avoid short-term rewards for management decisions that could pose long-term risks to Embecta. This includes:

●	Limits on Bonus Plan awards. We do not overweight short-term incentives as a proportion of total pay. Bonus Plan awards are also capped at 200% of an executive’s target award to protect against disproportionately large short-term incentives, and the Compensation Committee has the discretion to determine and adjust award amounts based on any factors it deems appropriate, including whether management has taken unnecessary or excessive risk.
●	Use of long-term equity compensation. The largest portion of the compensation paid to our NEOs is long-term equity compensation that vests over a period of years, which encourages our executives to focus on sustaining Embecta’s long-term performance.
●	Balanced set of performance metrics. We use a set of multiple performance metrics, without over-weighting any single metric. These performance-based compensation metrics align with the execution of our business strategy.
●	Share retention and ownership guidelines. Our share retention and ownership guidelines ensure that our executives have a significant amount of their personal assets tied to the long-term success of Embecta, and we have a policy prohibiting the pledging or short selling of Embecta shares or hedging against the economic risk of their ownership.

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Compensation Discussion and Analysis

Elements of our 2022 executive compensation program

The key elements of the 2022 post-Separation executive compensation program are summarized below.

	Fixed	Variable

	Base Salary	Short-Term Incentives	Long-Term Incentives
			Stock Appreciation Rights (SARs)	Time Vested Units (TVUs)
What?	Cash	Cash	Equity	Equity
When?	Annual	Annual	Annual Grant, Vesting over 3-4 years, 10-year term	Annual Grant, Vesting over 3-year term
Description	Fixed cash compensation based on performance, scope of responsibilities, experience and competitive pay practices.	Annual variable cash payment tied to performance during the fiscal year.	Exercisable for shares based on difference between exercise price and Embecta stock price at exercise. SARs granted pursuant to the Founder’s Grants become exercisable after three years from the date of grant. SARs converted from BD awards are exercisable in four equal annual installments beginning one year from the original BD grant date.	Restricted stock units (TVUs). TVUs granted pursuant to the Founder’s Grants cliff-vest three years from the date of grant, while TVUs converted from BD equity vest in three annual installments beginning one year from the original BD grant date.
Purpose	Provide a fixed, baseline level of compensation.	● Drive business performance towards achievement of annual goals. ● Reward individual contributions to Embecta’s performance.	● Increase executive ownership to align interests with stockholders. ● Drive long-term, sustained business performance. ● Reward creation of stockholder value. ● Promote executive retention.

While the programs and pay levels reflect differences in job responsibilities, the structure of the compensation and benefits program is applied consistently to our NEOs, including the CEO.  We review each element of total compensation, both individually and on a combined basis, for each NEO and make adjustments as appropriate based on these comparisons.

The following is a more detailed discussion of the components of Embecta’s executive compensation program:

Base salary

Base salary is the fixed component of the compensation paid to our executive officers, and is determined based on the executive’s scope, experience, criticality of role, competitive marketplace practices, performance and internal equity.

At the beginning of fiscal year 2022, base salary levels were set by BD management in accordance with BD’s compensation philosophy as defined prior to the Separation and the Pre-Separation Comparison Group. The BD Employment Letters with each of our NEOs provided for base salary increases, in most cases, effective as of the Separation. Following the Separation, and as part of Embecta’s strategy to continue to grow and operate as a stand-alone public company, the Compensation Committee, in consultation with its independent compensation consultant, reviewed the base salary levels against the

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Compensation Discussion and Analysis

Post-Separation Comparison Group information to assess whether compensation was within acceptable market ranges. Based on its review, the Compensation Committee determined that base salary for Messrs. Elguicze, Curtis and Mann should be increased, effective July 1, 2022. The following table sets forth the base salary adjustments for our NEOs in 2022:

Named Executive Officer	Base Salary at beginning of FY 2022		Base Salary increase per Letter Agreements effective April 1, 2022		Base Salary approved by Compensation Committee on July 21, 2022
Devdatt (Dev) Kurdikar	$700,000		$825,000		$825,000
Jacob (Jake) Elguicze	$450,000		$455,000		$515,000
Ajay Kumar	$333,871		$450,000		$450,000
Shaun Curtis	$272,530	*	$369,000	*	$425,000	*
Jeff Mann	$450,000		$450,000		$515,000
*	Mr. Curtis’s salary is paid in Euros. For purposes of this table, Mr. Curtis’s base salary was converted from Euros to USD based on an exchange rate of 1.02 as of September 30, 2022.

Annual and long-term incentives

We have two primary types of incentives that we use to reward our executives for performance. The incentives are designed to tie compensation to performance and to align our executives’ interests with those of Embecta’s stockholders. Our annual incentives allow us to reward executives with annual cash bonuses for performance against pre-established objectives based on work performed during the applicable year.  Our long-term incentives are based on Embecta stock, and the value realized by our executives will increase as the value of Embecta stock increases. We believe the current mix of base salary, annual incentives, and long-term incentives is appropriately set to provide market-competitive compensation when Company performance warrants. The mix is more heavily weighted toward incentive compensation at higher executive levels within the Company. The interplay between the annual incentives and the long-term incentives provides a balance to motivate executives to achieve our business goals and objectives and to properly reward executives for the achievement of such goals and objectives.

Due to the Separation occurring in the middle of fiscal year 2022, annual incentive awards and long-term incentives were awarded to our NEOs under BD programs for the first half of the year. Annual incentive performance for the first half of 2022 was measured by BD under the BD program shortly after Separation, and performance levels achieved with respect to performance-based long-term incentives were measured by BD immediately prior to the Separation, with the performance-based awards converting into time-based awards for Embecta stock. Following the Separation, NEOs were eligible to earn a bonus for the remainder of 2022 under Embecta’s Annual Performance Bonus Plan (the “Bonus Plan”). The Compensation Committee determined the incentive plan targets and performance for the post-Separation period. The following describes the pre-Separation and post-Separation variable compensation programs that our NEOs were eligible to participate in during fiscal year 2022.

Annual short-term incentive awards

Our 2022 incentive payouts reflect a blended approach for the pre- and post-Separation performance periods.

Performance period and metrics for performance-based compensation in 2022

At the beginning of 2022, the NEOs were designated as participants in BD’s annual bonus plan, referred to as the “BD PIP,” and were assigned incentive plan targets consistent with BD’s incentive structure. BD management set individual performance measures, metrics, and targets for the subsidiaries that employed the NEOs. Target awards for the named executive officers are expressed as a percentage of base salary. For the diabetes care business specifically, the BD PIP incentive plan targets and performance weighting was approved by BD management. Revenue was weighted at 40%, Gross Profit Margin 25%, Operating Income Before Taxes (OIBT) 25%, and Days Inventory on Hand 10%.

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Compensation Discussion and Analysis

Following the Separation, our NEOs no longer participated in the BD PIP, and became eligible to participate in the Bonus Plan. The Bonus Plan provides our executives an opportunity to receive an annual cash award based on Embecta’s performance for the remaining portion of the 2022 fiscal year and their contribution to that performance, as part of our pay-for-performance philosophy. The Compensation Committee approved these performance measures and associated targets.

The post-Separation period Bonus Plan was designed to drive focus and facilitate a smooth transition to the post-Separation Bonus Plan, specifically:

●	60% Financial Metrics (25% Adjusted Revenue $, 25% Adjusted EBITDA Margin % and 10% Adjusted Gross Profit Margin %)
●	40% Strategic Objectives

This weighting is based on the Compensation Committee’s belief that these are the key measures of success during the year. The strategic objectives are designed to ensure we are focused on making progress on critical separation and stand-up priorities to enable us to execute our long-term strategy. Annual incentives are paid based upon achievement of company performance measures. The factors considered when setting actual awards include Embecta’s overall performance against the performance targets and the executive’s target award.

2022 annual bonus plan transition

For the pre-Separation period, the BD Compensation Committee determined the funding level for BD PIP awards based on the performance of the global diabetes care business during that period, which resulted in an overall payout of 122%.

For the post-Separation period, funding for the Bonus Plan awards was based on Embecta’s global business results, which resulted in an overall funding level of 148.4% for the post-Separation period. The total fiscal year 2022 bonus was based on the results for the pre-Separation and post-Separation period pro-rated as follows and rounded to the nearest whole percentage: 49.86% of the fiscal year 2022 bonus is based on the results for the pre-Separation period and 50.14% of the fiscal year 2022 bonus is based on the results for the post-separation period. The resulting weighted average funding level for fiscal year 2022 was 135% of the target.

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Compensation Discussion and Analysis

Description of metrics for 2022 post-Separation performance-based compensation

Adjusted Revenue $*	This measure is defined as Revenue adjusted for the impact of changes in foreign exchange rates since the setting of the Bonus Plan targets. We believe this measure reflects Embecta’s ability to innovate and compete in the global marketplace.
Adjusted Gross Profit Margin %*	This measure is defined as Gross Profit excluding certain adjustments such as (i) share-based compensation, (ii) impairment losses, (iii) separation costs associated with the Separation, and (iv) other significant items management deems irregular or non-operating in nature, divided by Adjusted Revenue.
Adjusted EBITDA Margin %*

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization (“EBITDA”) excluding certain items that affect comparability of operating results and the trend of earnings. These adjustments are either non-cash or irregular in nature, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) share-based compensation, (ii) impairment losses, (iii) costs associated with the Separation, and (iv) other significant items management deems irregular or non-operating in nature.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Adjusted Revenue.

Strategic Objectives

For the 2022 Bonus Plan, the strategic objectives scorecard had the following goals:

●   ERP Implementation: Global design and implementation plan;

●   Global Quality Management Services (QMS): Transition plan to move to Embecta’s QMS;

●   Insulin Delivery Pump: Achieve specific milestones in the development of an insulin delivery pump;

●   Human Resources: Design go-forward Embecta short and long-term incentive and benefit plans and establish HR service delivery model;

●   ESG: Establish baseline metrics and governance structure.

*	Adjusted Revenue, Adjusted Gross Profit Margin and Adjusted EBITDA Margin are not calculated in accordance with the U.S. generally accepted accounting principles (“GAAP”). For a reconciliation of these metrics for the six months ended September 30, 2022 to the most directly comparable GAAP measures, please see Appendix A to this proxy statement.

How our performance metrics support Embecta’s business strategy

The Compensation Committee believes that, together, these measures provide a balanced set of performance targets that focus on preserving and growing our core business, profitability and operating efficiency.

When measuring actual performance against financial targets, adjustments are made to account for the impact of foreign currency exchange rates in effect during the year, whether favorable or unfavorable to Embecta, compared to the rates we budgeted when the targets were set. We eliminate this impact of unbudgeted foreign currency translation so that only Embecta’s underlying performance is measured.

Funding for awards based on Embecta’s performance

The available funding pool for awards is determined by a formula. For each performance measure, Embecta’s performance is compared to the target goal set by the Compensation Committee to arrive at a performance factor for that measure.

For the pre-Separation period, for the diabetes care business specifically, funding for BD PIP awards was based on the performance of the diabetes care business, which resulted in an overall payout of 122% for the pre-Separation period.

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Compensation Discussion and Analysis

For the post-Separation period, funding for Bonus Plan awards was based on Embecta’s global business results, which resulted in an overall payout of 148.4% for the post-Separation period. The graphs below show the funding levels for threshold, target and maximum performance for the performance metrics under the Bonus Plan for 2022. Performance below threshold for a performance metric results in no funding with respect to that metric.

The payout range applicable to the pre-Separation period under the BD PIP at minimum performance is 50% across all measures and the payout at maximum for Adjusted Revenue $ is 190%, Adjusted Gross Profit Margin % is 175% and both OIBT $ and DIO $ are 150%, as established by BD management.

The payout range applicable to the post-Separation period is 50% - 200% for all measures and there is no payout for performance below threshold.

●   The performance factors for the measures are weighted to arrive at an overall funding factor, although actual awards, as a percentage of a named executive officer’s target, may be more or less than the funding factor.

●   To determine the funding factor, the Adjusted Revenue $ and Adjusted EBITDA Margin % metrics are each weighted 25%, the Strategic Objectives metric is weighted 40% and the Adjusted Gross Profit Margin % metric is weighted 10%.

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Compensation Discussion and Analysis

Performance and payout for the pre-Separation period were determined by the BD Compensation Committee, based on the global diabetes care results for that time period.

Generally, target performance objectives for our short-term financial goals are developed through our annual operating planning process, during which management assesses our operating environment and builds projections on anticipated results. Such target performance objectives are then reviewed and approved by the Compensation Committee. The Compensation Committee approved the following post-Separation target ranges: Adjusted Revenue $ of $550M-$570M, Adjusted Gross Profit Margin % of 60%-64%, and Adjusted EBITDA Margin % of 30%-33%. Strategic Objectives goals are quantifiable and rigorously set and payout is subject to an additional minimum adjusted EBITDA margin percent of 25% to payout.

For the purposes of measuring performance versus target for the post-Separation period under the Bonus Plan, actual results were calculated using the same Foreign Exchange (FX) rates used to develop the targets.

The final funding factor is subject to the approval of the Compensation Committee, and the Compensation Committee has the discretion to reduce or increase the funding factor derived from the Bonus Plan formula. Actual awards paid to our NEOs are ultimately in the discretion of the Compensation Committee and their awards, as a percentage of their target, may be more or less than the final funding factor.

When comparing Embecta’s operating results to the performance targets, the Compensation Committee also has the discretion to make adjustments to Embecta’s results for unbudgeted items that are not considered part of our ordinary operations and other events that significantly impacted Embecta’s performance. This encourages management to make business decisions based on what management believes is in the best interests of Embecta, rather than their possible effects on compensation. It also ensures that our executives are not unfairly rewarded for or penalized by these types of events.

Setting individual awards: pre- and post-Separation

The Compensation Committee considers Embecta’s business plan and the marketplace in which Embecta is competing when setting performance targets. The Compensation Committee seeks to reward what it deems to be superior performance by management, accounting for current industry conditions and growth trends. The Compensation Committee sets what it believes are challenging performance targets in light of the Embecta operating plans reviewed by the Board, and structures payouts so that they are aligned with Embecta’s performance against those targets.

At the beginning of fiscal year 2022, target annual incentive levels were set by BD management in accordance with BD’s compensation philosophy as defined prior to the Separation and the
Pre-Separation Comparison Group. The BD Offer Letters with each of our NEOs, in most cases, provided for adjustments to target annual incentive levels as of the Separation. Following the Separation, and as part of Embecta’s strategy to continue to grow and operate as a stand-alone public company, the Compensation Committee, with Korn Ferry’s assistance, reviewed the target annual bonus levels against Post-Separation Comparison Group information to assess whether compensation was within acceptable market ranges. Based on its review, the Compensation Committee determined that the 2022 annual incentive target for Mr. Kurdikar should be increased from 110% of base salary

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Compensation Discussion and Analysis

to 115% of base salary and that annual incentive targets for the other NEOs were appropriate. 2022 annual incentive targets for the NEOs are set forth below:

Named Executive Officer	Target Annual Incentive at beginning of FY 2022	Target Annual Incentive per Letter Agreements effective April 1, 2022	Base Salary approved by Compensation Committee on July 21, 2022
Devdatt (Dev) Kurdikar	85%	110%	115%
Jacob (Jake) Elguicze	70%	70%	70%
Ajay Kumar	40%	60%	60%
Shaun Curtis	35%	50%	50%
Jeff Mann	60%	60%	60%

2022 bonus determinations

In light of the Separation, BD’s Compensation Committee measured performance for our employees, including the NEOs, for the stub portion of fiscal year 2022 between October 1, 2021 and March 31, 2022, which resulted in a weighted average funding factor of approximately 122% of target under the BD PIP. Other than Mr. Kurdikar, who received a payment with respect to a portion of his annual incentive award earned under the BD PIP in April 2022, full year payouts of the 2022 annual incentive earned under the BD PIP and the Bonus Plan will be paid after the end of the fiscal year, consistent with prior years.

Following the Separation, the Compensation Committee measured performance for our employees, including the NEOs, for the stub portion of fiscal year between April 1, 2022 and September 30, 2022. Embecta’s strong performance for the year resulted in funding for the Bonus Plan at 148.4% of target, based on the following post-Separation actual results: Adjusted Revenue $ of $568.8M, Adjusted Gross Profit Margin % of 66.6%, Adjusted EBITDA Margin % of 35.7% and Strategic Objectives were exceeded. Please refer to Appendix A to this proxy statement for a reconciliation of Adjusted Revenue, Adjusted Gross Profit Margin and Adjusted EBITDA Margin to the most directly comparable GAAP measures.

Payment with respect to the pre- and post-Separation portions of the 2022 annual incentive awards for our NEOs was paid together after the Compensation Committee’s determination as to the funding for the Bonus Plan.

The table below reflects the 2022 fiscal year annual short-term incentive opportunity of each NEO under the BD PIP for the pre-Separation Period and the Bonus Plan for the post-Separation Period and the composite amount awarded to each NEO for the 2022 fiscal year. The Compensation Committee did not exercise discretion to increase or decrease the actual annual incentive award payable to our NEOs.

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Compensation Discussion and Analysis

Performance and payout for the pre-Separation period were determined by the BD Compensation Committee, based on the global diabetes care results for that time period. Amounts reported for Mr. Curtis are converted from Euros to USD based on an exchange rate of 1.02 as of September 30, 2022.

Equity compensation awards

Before the Separation

Before the Separation, BD used a mix of equity compensation vehicles to promote the long-term objectives of its compensation program. Below is a description of the long-term incentive awards granted by BD prior to the Separation.

●	Performance Units. Performance Units were performance-based restricted stock units that vested three years after grant, based on the achievement of pre-determined performance metrics. The potential payouts under these awards ranged from zero to 200% of target. The actual payout was based on BD’s performance against the performance targets set for these awards over the three-year performance period and BD’s stock performance relative to a group of healthcare equipment and life sciences companies included in the S&P 500 Healthcare Index. Performance Units were not transferable, and holders could not vote any shares underlying the award until the shares had been distributed. Dividend equivalents did not accrue on these awards. At the time of the spinoff, a performance achievement percentage was applied to each outstanding BD Performance Unit grant to reflect performance achievement for the truncated pre-Separation performance period, approved by BD’s Compensation Committee.
●	TVUs. TVUs were restricted stock units that represent the right to receive shares of BD common stock upon vesting. TVU awards vested in three annual installments, beginning one year from the grant date. TVUs were not transferable, and holders could not vote any shares underlying the award until the shares had been distributed. Dividend equivalents did not accrue on these awards.
●	SARs. A SAR represented the right to receive, upon exercise, shares of BD common stock equal in value to the difference between the BD common stock price at the time of exercise and the exercise price of the award. SARs were not transferable. SARs had a ten-year term and became exercisable in four equal annual installments, beginning one year from the grant date. Dividend equivalents did not accrue on these awards.

Equity adjustment and awards in connection with the Separation

Conversion of equity-based compensation. In connection with the Separation, equity-based awards granted by BD that were outstanding immediately prior to the Separation were treated in the following manner.

●	Performance Units. Prior to the Separation, the BD Compensation Committee determined the level of performance achieved with respect to each BD Performance Unit and the number of shares of BD common stock subject to such BD Performance Unit. Specifically, the BD Compensation Committee determined that the BD Performance Units awarded in November 2019 and November 2020 were deemed earned at 63% of target and 107% of target, respectively (any unearned shares of BD common stock subject to such BD Performance Units were forfeited). Once performance was determined, all outstanding BD Performance Units remained subject to the same time-vesting criteria and were converted into an award of time-vesting units with respect to Embecta common stock. The number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original BD award as measured immediately before and immediately after the Separation, subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original BD award immediately prior to the Separation, except that the performance conditions no longer apply.
●	TVUs. Each outstanding award of BD TVUs held by an Embecta employee was converted into an award of TVUs with respect to Embecta common stock. The number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original BD award as measured immediately before and immediately after the Separation, subject

46

Compensation Discussion and Analysis

to rounding. Pursuant to accounting guidance under FASB ASC Topic 718, the conversion resulted in a grant modification that caused incremental fair value determined by comparing the aggregate fair value of the outstanding awards immediately before and after the modification. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original BD award immediately prior to the Separation. Each unvested award of BD TVUs held by a BD Non-Employee Director who became an Embecta Non-Employee Director immediately following the Separation was prorated with respect to the Non-Employee Director’s time served at BD from the grant date through the Separation and vested immediately prior to the Separation, such that the prorated portion of such award participated in the distribution.
●	SARs. Each outstanding award of BD SARs held by an Embecta employee was converted into an award of SARs with respect to Embecta common stock. The exercise price of, and number of shares subject to, each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original BD award as measured immediately before and immediately after the Separation, subject to rounding. Pursuant to accounting guidance under FASB ASC Topic 718, the conversion resulted in a grant modification that caused incremental fair value determined by comparing the aggregate fair value of the outstanding awards immediately before and after the modification. Adjusted awards otherwise continued to have the same terms and conditions that applied to the original BD award immediately prior to the Separation.

Founder’s Grants. In connection with the Separation, given the significant period of change for Embecta, the need to focus on long-term growth and performance and to ensure clear alignment of executive compensation with stockholder interests, the Compensation and Human Capital Committee of BD approved a one-time equity grant to select Embecta executives, including the CEO and NEOs (the “Founder’s Grants”). The design of this program was based on benchmarking and an analysis of other recently separated and newly independent companies.

The NEOs of Embecta received Founder’s Grants in April 2022 in the form of SARs (50%) and TVUs (50%) which cliff-vest after three years from the date of the grant. Commensurate with their scope of roles and external benchmarking conducted by BD’s compensation consultant, Mr. Kurdikar received a Founder’s Grant with a grant date fair value of $4 million; Mr. Elguicze and Mr. Mann a Founder’s Grant with a grant date fair value of $1 million; Mr. Kumar received a Founder’s Grant with a grant date fair value of $500,000; and Mr. Curtis received a Founder’s Grant with a grant date fair value of $350,000.

Additionally, pursuant to Mr. Kurdikar’s BD Employment Letter, because the Separation occurred after BD’s annual long-term incentive grant, at the time of the Separation, he received an additional equity grant in April 2022 with a grant date fair value equal to $2,000,000, granted in the form of SARs (60%) and TVUs (40%), representing the difference between the BD annual grant and his long-term incentive award target of $4,000,000 pursuant to his BD Employment Letter, as discussed in “Long-term equity compensation” below.

2022 grants and long-term incentives

In connection with the Separation, we adopted the Embecta 2022 Employee and Director Equity-Based Compensation Plan (the “2022 Plan”). Embecta equity-based compensation awards into which certain outstanding BD equity-based compensation awards were converted into upon the Separation were granted pursuant to the 2022 Plan. The Founder’s Grants and the one-time CEO grant in April 2022 were made pursuant to the 2022 Plan. See “Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of the terms of the 2022 Plan. Aside from the Founder’s Grants and the special one-time grant to our CEO described above, Embecta granted no new equity compensation to the NEOs during fiscal year 2022.

Long-term equity compensation

At the beginning of 2022, the NEOs were eligible to receive a long-term equity incentive award pursuant to BD’s equity plan based on a target annual long-term incentive award value as specified in their BD Employment Letters. In anticipation of the Separation, the BD Employment Letters for our NEOs provided that their target annual long-term incentive awards would be adjusted, in most cases, to account for their new roles as executive officers of Embecta. Following the Separation, the Compensation Committee approved an additional increase to the target annual long-term incentive

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Compensation Discussion and Analysis

award values for each of Messrs. Kurdikar, Elguicze and Mann to move their target annual long-term incentive award closer to the median of the Post-Separation Comparison Group. The following table sets forth the long-term incentive award targets for our NEOs in 2022:

Named Executive Officer	LTI at beginning of FY 2022	LTI per Letter Agreements effective April 1, 2022	LTI approved by Compensation Committee on July 21, 2022
Devdatt (Dev) Kurdikar	2,000,000	4,000,000	4,750,000
Jacob (Jake) Elguicze	1,000,000	1,000,000	1,500,000
Ajay Kumar	250,000	500,000	500,000
Shaun Curtis	100,000	350,000	500,000
Jeff Mann	1,000,000	1,000,000	1,300,000

2023 executive compensation design

The Compensation Committee continues to evaluate annual and long-term incentive plan design to ensure proper alignment with Embecta’s commitment to performance-based incentives.

In November 2022, our Compensation Committee approved a change to the form of annual equity awards. Annual equity grants made in November 2022 for performance year 2023 will consist of 50% PSUs and 50% TVUs. TVUs will vest one-third on each of the first through third anniversaries of the grant date. PSUs will vest following the end of the three-year performance period on September 30, 2025, subject to achievement with respect to performance measures relating to Adjusted Revenue Growth Percentage (weighted 45%), Adjusted Operating Profit Dollars (weighted 30%) and Strategic Objectives (weighted 25%) to achieve substantial separation from BD. Additional disclosure regarding 2023 equity grants and 2023 compensation decisions will be included in the annual proxy statement filed with respect to fiscal year 2023.

The Compensation Committee will continue to review and refine the executive compensation program, including Embecta’s compensation philosophy and incentive programs, in order to support appropriate alignment between pay and performance.

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Compensation Discussion and Analysis

Other benefits under our executive compensation program

Employee benefits and limited executive perquisites

Prior to the Separation, BD offered a variety of health and welfare programs to all eligible employees, including the NEOs. For a period following the Separation, Embecta employees, including the NEOs, will continue to participate in the BD health and welfare benefit programs, including medical and dental care coverage, life insurance coverage and short and long-term disability. Embecta has put in place its own health and welfare programs that will be effective as of January 1, 2023, and the NEOs will be eligible to participate in the Embecta programs on the same basis as other Embecta employees.

NEOs are not provided significant executive perquisites. Certain of our NEOs received moving assistance and tax preparation assistance associated with their hire or relocation. Additionally, managers in Ireland are eligible to use a company-provided car, which Mr. Curtis used in 2022. As of September 2022, this benefit was converted into a monthly car allowance.

Embecta expects to limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that Embecta believes are reasonable and consistent with its compensation goal of enabling Embecta to attract and retain superior executives for key positions.

Pension benefits

Prior to the Separation, BD offered pension benefits to eligible U.S. associates under the BD Retirement Plan. Ajay Kumar participated in the BD Retirement Plan prior to the Separation and was the sole NEO eligible to participate in such plan. As of the Separation, Mr. Kumar no longer accrues pay credits under the BD Retirement Plan. At and following the Separation, no portion of the BD Retirement Plan transferred to Embecta and Embecta has not adopted (and does not expect to adopt) a defined benefit pension plan. For information about the actuarial present value of accumulated benefits payable to Mr. Kumar under the BD Retirement Plan, see the “Pension Benefits at 2022 Fiscal Year End.”

Deferred compensation

Our Deferred Compensation Plan (the “DCP”) is an unfunded, nonqualified plan that allows eligible associates to defer receipt of cash compensation on a pre-tax basis in addition to what is allowed under our tax-qualified 401(k) Plan. We do not provide any guaranteed earnings on amounts deferred under the DCP, and notional earnings on these accounts are based on individual investment elections. Embecta provides matching contributions on deferred cash amounts deferred under the DCP, subject to certain limits. For additional information regarding the deferred compensation provisions of the DCP, see “Compensation of Named Executive Officers - Deferred Compensation Plan, Directors’ Deferral Plan and the GSIP.”

GSIP

Prior to the Separation, BD maintained the Global Share Investment Program, or the GSIP, for its non-U.S. associates in certain jurisdictions outside of the United States. In connection with the Separation, Embecta adopted a similar plan in Ireland with the following terms.  Mr. Curtis is the only NEO eligible to participate in the Embecta GSIP. The purpose of the GSIP is to provide employees in certain countries with a tax-efficient way to save on a regular and long-term basis and acquire a beneficial interest in Embecta common stock. Participants are granted a bonus of 3.85% of their base salary which they can elect to receive in cash, paid through payroll and taxed. Alternatively, participants can opt to invest the 3.85% bonus into the GSIP on a pre-tax basis to buy GSIP shares, to which Embecta provides matching funds of up to 3% of a participant’s base pay through contributions

49

Compensation Discussion and Analysis

to the participant’s plan account, subject to an annual maximum of €12,700, established by Ireland’s Revenue Commissioners. Participants may also choose to contribute up to 6.85% of their monthly base pay, through payroll deductions, to the GSIP for their account, subject to the same €12,700 annual maximum. A participant may withdraw the vested portion of the participant’s account, although such withdrawals must be in the form of a cash payment if the participant is employed by Embecta at the time of withdrawal. Following termination of service, withdrawals are paid in either cash or shares, at the election of the participant.

Executive severance and change in control plan

Embecta’s Executive Severance and Change in Control Plan (the “Executive Severance Plan”), which superseded the terms of the BD Employment Letters, provides severance benefits to eligible key employees of Embecta and certain subsidiaries of Embecta, including the NEOs, in connection with certain terminations of employment.

Under the terms of the Executive Severance Plan, in the event that an NEO is involuntarily terminated by Embecta without cause or resigns for good reason outside of a change in control coverage period (each as defined in the Executive Severance Plan), the NEO would be entitled to (i) a severance payment (paid over time) consisting of the continuation of payment of the NEO’s base salary (24 months for the CEO and 12 months for the other NEOs) and multiple of the NEO’s target annual bonus (two times for the CEO and one time for the other NEOs), (ii) a lump-sum payment equal to a pro-rata portion of the NEO’s target annual cash bonus for the year in which the termination occurred, (iii) a lump-sum payment approximating a certain period of COBRA premiums for continued coverage under Embecta’s group health insurance plan (24 months for the CEO and 12 months for the other NEOs) and (iv) 12 months of outplacement services.

In the event that an NEO is involuntarily terminated by Embecta without cause or resigns for good reason during the 24 months following a change in control (or prior to the change in control, if the NEO reasonably demonstrates that the termination was in connection with the change in control), the NEO would be entitled to (i) a lump-sum severance payment consisting of a multiple (three times for the CEO and two times for the other NEOs) of the sum of the NEO’s base salary and the greater of (x) the NEO’s target annual cash bonus for the year in which the termination occurred and (y) the NEO’s average annual bonus for the two most recently completed fiscal years prior to the year in which the termination occurred, (ii) a lump-sum payment equal to a pro rata portion of the NEO’s target annual cash bonus for the year in which the termination occurred, (iii) a lump-sum payment approximating a certain period of COBRA premiums for continued coverage under Embecta’s group health insurance plan (36 months for the CEO and 24 months for the other NEOs), (iv) 12 months of outplacement services and (v) accelerated vesting of all outstanding equity awards (with performance awards vesting at target unless a higher level would be deemed achieved under the terms of the applicable award agreement).

The Executive Severance Plan does not provide for a gross-up payment to any of the NEOs to offset taxes, including any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code (the “Code”). Instead, the Executive Severance Plan provides that in the event that the payments described above would, if paid, be subject to such excise taxes, then such NEO will receive either (A) the full amount of the payments and assume full responsibility for the tax impacts or (B) the maximum amount that may be provided to such NEO without resulting in any portion of the payments being subject to such excise taxes, based upon which alternative yields the higher after-tax amount.

The receipt of the foregoing benefits under the Executive Severance Plan is conditioned on the NEO signing, and not revoking, a separation and release agreement, which will include a general release of claims by the NEO against Embecta and which may include certain post-employment restrictive covenants.

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Compensation Discussion and Analysis

Significant policies and other information regarding executive compensation

Clawback policy

We have a policy that gives the Board the discretion to require senior leaders at Embecta, including the NEOs, to reimburse Embecta for any Bonus Plan award that was based on financial results that were subsequently restated as a result of that person’s misconduct. The Board also has the discretion to cancel any equity compensation awards (or recover payouts under such awards) that were granted to such person with respect to the restated period, and to require the person to reimburse Embecta for any profits realized on any sale of Embecta stock occurring after the public issuance of the financial statements that were subsequently restated. The policy also gives the Board the authority to require executive officers and other senior leaders who were not involved in the misconduct to reimburse Embecta for the amount by which their Bonus Plan award exceeded the amount they would have received based on the restated results.

Under the policy, Embecta may also cancel outstanding equity awards and recover any shares received upon the exercise or vesting of such awards (or any gain realized on the sale of such shares) to the extent the individual breaches any restrictive covenant agreement with Embecta, such as non-compete and non-solicitation covenants.

Share retention and ownership guidelines

To increase executive share ownership and promote a long-term perspective when managing our business, our NEOs and certain other senior executives are required to retain 50% of the net after-tax shares received from any equity compensation awards granted to them after they become subject to the guidelines. They are subject to this requirement until they achieve and maintain the required ownership level set forth below. All of the NEOs are on track to meet their ownership target and are in compliance with the 50% retention requirement.

Position	Multiple
CEO	5 times salary
Other NEOs	3 times salary

Pledging and hedging policy

We have a policy that prohibits all of our employees (including the named executive officers) and members of our Board from pledging or short selling any Embecta shares or other Embecta securities, or from trading in options (including exchange-traded options) or engaging in puts, calls, forward contracts or any other derivative transactions that are intended to hedge against the risk of any decrease in the market value of Embecta shares or other Embecta securities granted to them as part of their compensation from Embecta or that are held directly or indirectly by them. The policy also strongly discourages employees and members of our Board from repeatedly trading into and out of holdings of Embecta securities.

Equity award policy

The Compensation Committee has adopted a policy that prohibits the backdating of any equity compensation award and requires our annual equity compensation awards and any “off-cycle” awards approved by our CEO (to employees other than our executive officers) to be made on pre-determined fixed dates. The policy also prohibits manipulating the timing of either the public release of information or the grant of an award to increase the value of an award.

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Compensation Discussion and Analysis

Tax considerations

While the Compensation Committee generally has attempted to maximize the tax deductibility of executive compensation, the Compensation Committee believes that the primary purpose of our compensation program is to support Embecta’s business strategy and the long-term interests of our stockholders. Therefore, the Compensation Committee has maintained the flexibility to award compensation that may not be tax-deductible if doing so furthers the objectives of our executive compensation program.

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Report of the Compensation and Management Development Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in Embecta’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and in this proxy statement.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

Karen N. Prange (Chair)	Bob J. Hombach	Dr. Milton M. Morris

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Compensation of named executive officers

Summary Compensation Table

The following table shows the compensation provided by Embecta to each of the named executive officers in the fiscal year ending September 30, 2022.

Name and principal position	Year	Salary ($)(1)	Bonus ($)		Stock awards ($)(2)	Option awards ($)(2)	Nonequity incentive plan compensation ($)(3)	Change in pension value and nonqualified deferred compensation earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Devdatt (Dev) Kurdikar Director, Chief Executive Officer and President	2022	791,325	—		3,727,430	5,614,124	1,075,862	—	45,225	11,253,966
	2021	446,849	200,000		1,185,240	790,062	536,366	—	9,587	3,168,104
Jacob (Jake) Elguicze Senior Vice President and Chief Financial Officer	2022	485,493	—		963,860	1,707,102	462,185	—	23,380	3,642,020
	2021	182,466	150,000		197,296	—	180,368	—	6,309	716,439
Ajay Kumar Senior Vice President and Chief Human Resources Officer	2022	405,841	—		377,622	581,962	283,724	13,222	13,503	1,675,875
	2021	331,835	83,468		169,016	147,659	192,557	32,110	9,007	965,652
Shaun Curtis(6) Senior Vice President, Global Manufacturing and Supply Chain	2022	313,693	2,964	(7)	332,942	313,831	211,530	—	163,277	1,338,237
	2021	276,503	0		118,769	92,119	135,891	—	89,596	712,878
Jeff Mann Senior Vice President, SVP, General Counsel, Head of Corporate Development and Corporate Secretary	2022	482,558	—		963,860	1,707,102	394,155	—	34,019	3,581,694
	2021	75,000	50,000		—	—	—	—	169,036	294,036

(1)	Salary. Amount reflects annual base salaries paid to our NEOs in 2022 after taking into account adjustments in base salary rates described above under “Compensation Discussion and Analysis—Base Salary.”
(2)	Stock Awards and Option Awards. Amounts shown in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of the TVUs and SARs awards granted to our NEOs by BD prior to the Separation, the Founder’s Grants, and the grant of TVUs and SARs to Mr. Kurdikar on April 4, 2022, each computed in accordance with FASB ASC Topic 718. Grants made with respect to BD shares prior to the Separation

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Compensation of named executive officers

were converted at the time of the Separation into equivalent awards with respect to shares of Embecta (with any performance conditions deemed earned as of the Separation), as described in “Compensation Discussion and Analysis—Equity Compensation Awards”). The amounts shown include the incremental fair value resulting from the conversion of BD TVUs and SARs into Embecta TVUs and SARs. Pursuant to accounting guidance under FASB ASC Topic 718, the conversion resulted in a grant modification that caused incremental fair value determined by comparing the aggregate fair value of the outstanding awards immediately before and after the modification. The conversion of BD TVUs granted on November 26, 2021 into Embecta TVUs at the time of the Separation resulted in the following increase in incremental value: Mr. Kurdikar $52,548; Mr. Elguicze $26,274; Mr. Kumar $7,213; Mr. Curtis $8,939; Mr. Mann $26,274. The conversion of BD SARs granted on November 26, 2021 into Embecta SARs at the time of the Separation resulted in the following increase in incremental value: Mr. Kurdikar $814,433; Mr. Elguicze $407,220; Mr. Kumar $111,990; Mr. Curtis $46,837; Mr. Mann $407,220.
(3)	Non-Equity Incentive Plan Compensation. Amounts reflect the aggregate amount of annual incentive award earned by each NEO under the BD PIP, for the pre-Separation portion of 2022, and under the Bonus Plan, for the post-Separation portion of 2022. These amounts are generally paid to each NEO in January following the fiscal year in which they are earned, unless deferred at the election of the NEO pursuant to the DCP. For information about annual incentive awards paid to our NEOs, see “Compensation Discussion and Analysis—Annual Short-Term Incentive Awards.”
(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings. Amounts shown are the aggregate changes in the actuarial present value of accumulated benefits under defined benefit pension plans (including BD’s Deferred Compensation and Retirement Benefit Restoration Plan). These amounts represent the difference between the present value of accumulated pension benefits (determined as of the first date on which the executive is eligible to retire and commence unreduced benefit payments) at the beginning and end of the fiscal years shown. Only Mr. Kumar participated in BD’s defined benefit pension plans, which were closed to new participants effective January 1, 2018. Mr. Kumar ceased accruing pay credits under BD’s defined benefit pension plans as of the date of the Separation. Additional information regarding the pension benefits of Embecta’s NEOs is discussed in the section entitled “Compensation of Named Executive Officers—Pension Benefits Table.” Earnings on nonqualified deferred compensation are not included in this column because no named executive officer earned above-market or preferential earnings (as defined in the rules of the SEC) on nonqualified deferred compensation during the fiscal years shown. Information on the NEOs’ nonqualified deferred compensation accounts is discussed in the section entitled “Compensation of Named Executive Officers—Nonqualified Deferred Compensation.”
(5)	All Other Compensation. Amounts shown for fiscal year 2022 include the following ($):

	Devdatt (Dev) Kurdikar	Jacob (Jake) Elguicze	Ajay Kumar	Shaun Curtis	Jeff Mann
401(k) employer contributions	26,388	22,134	13,503	1,004	27,969
DCP employer contributions	18,837	1,246	—	—	—
Ireland defined contribution retirement plan employer contributions	—	—	—	30,585	—
GSIP	—	—	—	12,954	—
Relocation assistance	—	—	—	79,577	6,050
Automobile	—	—	—	39,158	—
Total	45,225	23,380	13,503	163,278	34,019

The following is a description of these benefits:

●	401(k) employer contributions—The amounts shown reflect Embecta matching contributions credited pursuant to defined contribution plans. Mr. Curtis relocated to Ireland effective September 1, 2021 and his matching employer contribution was made in fiscal year 2022.
●	DCP employer contributions—The amounts shown reflect Embecta contributions credited pursuant to the DCP.
●	Ireland defined contribution retirement plan employer contributions—The amounts shown reflect Embecta matching contributions credited pursuant to the Irish defined contribution retirement plan.
●	GSIP—The amounts shown reflect an annual benefit provided to Mr. Curtis pursuant to the GSIP, which Mr. Curtis reinvested in the GSIP to purchase Embecta shares, and Embecta matching contributions credited pursuant to the GSIP.
●	Relocation Assistance—BD provided Mr. Mann with home purchase assistance in connection with his hire and Mr. Curtis with relocation and tax preparation assistance in connection with his relocation to Ireland. The relocation amounts include a tax gross up in the amount of $25,726.
●	Automobile—The amount reflects the aggregate incremental cost of a company car provided to Mr. Curtis consistent with Embecta’s policy for all managers in Ireland; in September 2022, Mr. Curtis elected a car allowance in lieu of a car.

(6)	Amounts reported for Mr. Curtis are converted from Euros to USD based on an exchange rate of 1.02 as of September 30, 2022.
(7)	Amount reflects an additional cash bonus paid to Mr. Curtis under the GSIP.

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Compensation of named executive officers

Grants of Plan-Based Awards

Set forth below is information regarding awards granted to the named executive officers in fiscal year 2022.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Devdatt (Dev) Kurdikar		389,458	778,915	1,557,831
	11/26/2021				29,145			2,414,116
	11/26/2021					208,293	28.31	927,394
	4/4/2022				71,250			2,000,000
	4/4/2022					217,799	31.40	2,000,000
	4/4/2022				27,653			1,200,000
	4/4/2022					132,004	31.40	800,000
Jacob (Jake) Elguicze		169,864	339,729	679,457
	11/26/2021				14,577			463,840
	11/26/2021					104,150	28.31	1,207,099
	4/4/2022				17,813			500,000
	4/4/2022					54,450	31.40	500,000
Ajay Kumar		101,634	203,267	406,535
	11/26/2021				4,010			127,598
	11/26/2021					28,642	28.31	331,961
	4/4/2022				8,907			250,000
	4/4/2022					27,225	31.40	250,000
Shaun Curtis		75,073	150,146	300,293
	11/26/2021				4,963			157,923
	11/26/2021					11,978	28.31	138,825
	4/4/2022				6,235			175,000
	4/4/2022					19,058	31.40	175,000
Jeff Mann		144,777	289,553	579,107
	11/26/2021				14,577			463,840
	11/26/2021					104,150	28.31	1,207,099
	4/4/2022				17,813			500,000
	4/4/2022					54,450	31.40	500,000
(1)	The amounts shown represent the range of possible payouts that the NEOs could have earned under the BD PIP for the pre-Separation portion of 2022 and under the Bonus Plan for the post-Separation portion of 2022, based on certain assumptions and after taking into account adjustments in base salary rates as discussed above under “Compensation Discussion and Analysis—Base Salary” and, for Mr. Curtis, the conversion from Euro to USD based on an exchange rate of 1.02 as of September 30, 2022. The aggregate amount of the actual payments to the NEOs under the BD PIP and the Bonus Plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The amount in the “Threshold” column assumes Embecta achieved the minimum threshold performance levels for each performance measure, resulting in available funding for awards at 50% of target, and that the NEO received a payment equal to 50% of the NEO’s award target.
(2)	The amounts shown represent the number of shares subject to the TVU awards. Grants made with respect to BD shares prior to the Separation were converted at the time of the Separation into equivalent awards with respect to shares of Embecta (with any performance conditions deemed earned as of the Separation), as described in “Compensation Discussion and Analysis—Equity Compensation Awards”). The number of TVUs reported in the table as granted prior to April 4, 2022 have been adjusted and represent the number of Embecta shares held following the Separation. Those TVUs will vest in three equal annual installments beginning one year from the grant date, subject to continued employment through such date. The number of TVUs reported

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Compensation of named executive officers

in the table as granted on April 4, 2022 are with respect to the Founder’s Grants and a one-time grant to Mr. Kurdikar pursuant to his BD Employment Letter. Those Founder’s Grant TVUs will cliff-vest three years from the date of grant, subject to continued employment through such date. The one-time grant of TVUs for Mr. Kurdikar will vest in three equal annual installments beginning one year from the date of grant.
(3)	The amounts shown represent the number of shares subject to the SAR awards. Grants made with respect to BD shares prior to the Separation were converted at the time of the Separation into equivalent awards with respect to shares of Embecta (with a corresponding adjustment to the exercise price of the SAR awards), as described in “Compensation Discussion and Analysis—Equity Compensation Awards.” The number of SARs reported in the table as granted prior to April 4, 2022 have been adjusted and represent the number of Embecta shares held following the Separation, with the exercise price converted from $245.09 to $28.31. Those SARs will vest in four equal annual installments beginning one year from the grant date, subject to continued employment through such date. The number of SARs reported in the table as granted on April 4, 2022 are with respect to the Founder’s Grants and a one-time grant to Mr. Kurdikar pursuant to his BD Employment Letter. Those Founder’s Grant SARs cliff-vest three years from the date of grant, subject to continued employment through such date. The one-time grant SARs for Mr. Kurdikar will vest in four equal annual installments beginning one year from the date of grant.
(4)	The amounts shown reflect the grant date fair value of the awards under FASB ASC Topic 718 used by Embecta for financial statement reporting purposes (disregarding estimated forfeitures). For a discussion of the assumptions made to determine the grant date fair value of these awards, see Note 9 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

Narrative disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See the “Compensation Discussion and Analysis” section of this proxy statement for a description of the annual incentive and equity compensation awards granted in fiscal year 2022, the performance targets established with respect to the annual incentives, and the treatment of awards upon the Separation.

Embecta 2022 Employee and Director Equity-Based Compensation Plan

In connection with the Separation, Embecta adopted the 2022 Plan. BD, as Embecta’s sole stockholder prior to the Separation, approved the 2022 Plan prior to the Separation and the 2022 Plan became effective as of the date of the Separation. The 2022 Plan was implemented to provide for the grant of equity awards to employees and non-employee directors. Under the 2022 Plan, the Company may grant awards of options, stock appreciation rights, restricted stock, restricted stock units, performance units and other stock-based awards. The 2022 Plan is administered by the Compensation Committee, which has the sole discretion to grant to eligible participants one or more equity awards and to determine the type, number or amount of any award to be granted. The Compensation Committee also has the authority to, among other things, interpret any provision of the 2022 Plan, adopt rules and regulations for administering the 2022 Plan, and delegate any administrative responsibilities under the 2022 Plan. A maximum of 7,000,000 Embecta shares is available for issuance under the 2022 Plan, including shares subject to all BD equity-based compensation awards that were converted into Embecta equity-based awards upon the Separation. The Board may amend, discontinue or terminate the 2022 Plan or any portion of the 2022 Plan at any time, but no amendment, suspension or termination will be effective without the approval of Embecta’s stockholders if such approval is required under applicable laws, rules and regulations, including the Nasdaq listing rules.

57

Compensation of named executive officers

Outstanding equity awards at 2022 fiscal year-end

The following table sets forth the outstanding equity awards held by the named executive officers at the end of fiscal year 2022.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Devdatt (Dev) Kurdikar	4/4/2022	—	349,803	31.40	4/4/2032	98,903	2,847,417
	11/26/2021	—	208,293	28.31	11/26/2031	29,145	839,085
	2/11/2021	33,215	99,656	29.27	2/11/2031	39,512	1,137,550
Jacob (Jake) Elguicze	4/4/2022	—	54,450	31.40	4/4/2032	17,813	512,836
	11/26/2021	—	104,150	28.31	11/26/2031	14,577	419,672
	5/10/2021	—	—	—	—	4,755	136,896
Ajay Kumar	4/4/2022	—	27,225	31.40	4/4/2032	8,907	256,432
	11/26/2021	—	28,642	28.31	11/26/2031	4,010	115,448
	11/26/2020	—	21,106	26.28	11/26/2030	6,314	181,780
	11/26/2019	—	10,038	29.48	11/26/2029	3,196	92,013
	11/26/2018	—	4,062	27.97	11/26/2028	—	—
Shaun Curtis	4/4/2022	—	19,058	31.40	4/4/2032	6,235	179,506
	11/26/2021	—	11,978	28.31	11/26/2031	4,963	142,885
	11/26/2020	4,729	13,294	26.28	11/26/2030	4,443	127,914
	1/27/2020	—	—	—	—	2,027	58,357
	11/26/2019	7,621	7,622	29.48	11/26/2029	2,433	70,046
	11/26/2018	9,718	3,239	27.97	11/26/2028
Jeff Mann	4/4/2022	—	54,450	31.40	4/4/2032	17,813	512,836
	11/26/2021	—	104,150	28.31	11/26/2031	14,577	419,672
(1)	SARs that were granted pursuant to the Founder’s Grants become exercisable after three years from the date of grant. Mr. Kurdikar’s SARs granted on April 4, 2022 pursuant to his BD Employment Letter vest in four equal installments from the date of grant. SARs converted from BD awards are exercisable in four equal annual installments beginning one year from the grant date.
(2)	The amounts shown include grants of TVUs that are not performance-based. TVUs that were granted pursuant to the Founder’s Grants become exercisable after three years from the date of grant. Mr. Kurdikar’s TVUs granted on April 4, 2022 pursuant to his BD Employment Letter vest in three equal installments from the date of grant. TVUs converted from BD awards are exercisable in three equal annual installments beginning one year from the grant date.
(3)	Market value has been calculated by multiplying the number of unvested units by $28.79, the closing price of Embecta common stock on September 30, 2022.

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Compensation of named executive officers

Option exercises and stock vested

The following table contains information relating to the exercise of SARs and the vesting of TVUs during fiscal year 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value realized on Exercise (#)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Devdatt (Dev) Kurdikar	—	—	533	143,899
Jacob (Jake) Elguicze	—	—	2,365	67,592
Ajay Kumar	4,092	141,900	404	99,016
Shaun Curtis	—	—	545	135,001
Jeff Mann	—	—	—	—
(1)	Represents the difference between the exercise prices and the BD common stock price at the time of exercise; this exercise occurred prior to the Separation.
(2)	TVUs that vested during fiscal 2022, which includes pre-Separation and post-Separation vesting events.
(3)	Based on the closing price of Embecta stock on the vesting date.

Pension benefits table

BD Defined Benefit Plans

BD’s Retirement Plan is a non-contributory defined benefit plan. The Code limits the maximum annual benefit that may be paid to an individual under the BD Retirement Plan and the amount of compensation that may be recognized in calculating these benefits. BD makes supplemental payments to its nonqualified Restoration Plan to offset any reductions in benefits that result from these limitations. At the time of the Separation, Embecta employees who participated in the BD Retirement Plan ceased participation in, and stopped accruing pay credits under, the BD Retirement Plan or under the BD Restoration Plan. Embecta has adopted the DCP and assumed account balances for NEOs who had accrued benefits under the deferred compensation portion of the BD Restoration Plan but has not assumed benefits under the BD Retirement Plan or the supplemental portion of the BD Restoration Plan.

The BD Retirement Plan and the BD Restoration Plan generally provide retirement benefits on a “cash balance” basis. Under the cash balance provisions, an associate has an account that is increased by pay credits based on compensation, age and service, and by interest credits based on a prescribed rate.

Prior to January 1, 2013, benefits were based on a “final average pay” formula for associates who were hired before April 1, 2007 and who did not elect to be covered under the cash balance formula. Effective January 1, 2013, all final average pay participants were converted to the cash balance formula, with an opening cash balance equal to the actuarial present value of the accrued final average pay benefit, based on service and pay through December 31, 2012. Upon retirement, the value of this opening cash balance (with interest credits) is compared to the value of the December 31, 2012 benefit accrued under the final average pay formula and the greater of the two is payable to the participant. Benefits accrued after December 31, 2012 are determined under the cash balance formula only.

Prior to January 1, 2018, the BD Retirement Plan was generally available to all active full-time and part-time U.S. BD associates. Effective January 1, 2018, the Retirement Plan was closed to new participants, and persons hired or rehired by BD on or after that date do not accrue pension benefits under the BD Retirement Plan. Mr. Kumar is the only NEO who participated in the BD Retirement Plan prior to the Separation. As of the Separation, Mr. Kumar stopped accruing pay credits under the BD Retirement Plan and stopped accruing supplemental benefits under the BD Restoration Plan.

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Compensation of named executive officers

Estimated benefits

The following table shows for Mr. Kumar the actuarial present value on September 30, 2022 (assuming payment as a lump sum) of accumulated retirement benefits payable to Mr. Kumar under the listed plans as of the first date on which he is eligible to retire and commence unreduced benefit payments. For a description of the other assumptions used in calculating the present value of the benefits under the Retirement Plan, see Note 17 to the consolidated financial statements contained in BD’s Annual Report on Form 10-K for the year ended September 30, 2022. Amounts shown are not subject to any further deduction for Social Security benefits or other offsets. No other NEOs participate in any defined benefit plans.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year
Ajay Kumar	BD Retirement Plan	15 years and 8 months	158,369	—
	BD Restoration Plan	15 years and 8 months	66,591	66,797

Calculation of benefits under BD Retirement Plan and BD Restoration Plan

Final Average Pay Provisions. The monthly pension benefit payable in cases of retirement at normal retirement age under the final average pay provisions is calculated using the following formula: (1% of average final covered compensation, plus 1.5% of average final excess compensation) multiplied by years and months of credited service.

For purposes of the formula, “average final covered compensation” is generally the portion of an associate’s covered compensation subject to Social Security tax, and “average final excess compensation” is the portion that is not subject to such tax. “Covered compensation” included salary and other forms of regular compensation, including commissions and BD PIP awards. As noted above, effective January 1, 2013, all final average pay participants were converted to the cash balance formula, with an opening cash balance equal to the actuarial present value of the final average pay benefit accrued based on service and pay through December 31, 2012.

Cash Balance Provisions. Each month, an associate’s cash balance account is credited with an amount equal to a percentage of the associate’s total compensation for the month (generally, salary and other forms of regular compensation, including commissions and BD PIP awards). Such percentage is calculated as follows:

Age plus year of credited services as of the upcoming December 31	Credit Percentage
Less than 40	3%
40 - 49	4%
50 - 59	5%
60 - 69	6%
70 or more	7%

In addition, each month the associate’s account is credited with interest. The rate used during the calendar year is determined based on the 30-year U.S. Treasury rates in effect during the prior September, subject to a minimum rate.

60

Compensation of named executive officers

Early retirement. An associate is eligible to retire early and commence benefit payments if the associate is at least age 55 and has at least ten years of credited service. Participants may commence payment of benefits under the cash balance formula prior to early retirement eligibility at any age if the participant terminates with at least three years of service.

Form of benefit. Participants may elect to receive their benefits in various forms. Participants may select a single life annuity, in which pension payments will be payable only during the associate’s lifetime, or, if married, a joint and survivor annuity. Associates may also elect to receive their benefits in a single lump sum payment. Under the final average pay provisions, this lump sum is actuarially equivalent to the benefit payable under the single life annuity option. Under the cash balance provisions, the lump sum is equal to the associate’s account balance.

Payments upon termination of employment or change in control

Payments upon termination of employment

The following table shows the estimated payments and benefits that would be paid by Embecta to each of the named executive officers as a result of a termination of employment under various scenarios. The amounts shown assume termination of employment on September 30, 2022, and the price per share of Embecta’s securities is the closing market price as of that date. However, the actual amounts that would be paid to these NEOs under each scenario can only be determined at the time of actual termination.

	Termination without Cause or for Good Reason Following a CIC ($)(1)	Termination without Cause or for Good Reason Outside of a CIC Period ($)(2)	Retirement ($)(3)	Voluntary Termination/ Termination for Cause ($)(4)	Disability ($)(5)	Death ($)(5)
Devdatt Kurdikar
Severance Payments	5,321,250	3,547,500	—	—	—	—
Prorated Annual Incentive Payments(7)	778,915	778,915	—	—	—	—
Health & Welfare Benefits Coverage	26,851	17,901	—	—	—	—
Accelerated Vesting of Equity Awards	5,784,873	—	—	—	5,784,873	5,784,873
Outplacement Expenses	100,000	100,000	—	—	—	—
Total	12,011,889	4,444,316	—	—	5,784,873	5,784,873
Jacob Elguicze
Severance Payments(6)	1,751,000	875,500	—	—	—	—
Prorated Annual Incentive Payment(7)	339,729	339,729	—	—	—	—
Health & Welfare Benefits Coverage	56,998	28,499	—	—	—	—
Accelerated Vesting of Equity Awards	1,211,519	—	—	—	1,211,519	1,211,519
Outplacement Expenses	100,000	100,000	—	—	—	—
Total	3,459,246	1,343,728	—	—	1,211,519	1,211,519
Ajay Kumar
Severance Payments(6)	1,440,000	720,000	—	—	—	—
Prorated Annual Incentive Payments(7)	203,267	203,267	—	—	—	—
Health & Welfare Benefits Coverage	56,998	28,499	—	—	—	—
Accelerated Vesting of Equity Awards	723,657	—	—	—	723,657	723,657
Outplacement Expenses	100,000	100,000	—	—	—	—
Total	2,523,922	1,051,766	—	—	723,657	723,657

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Compensation of named executive officers

	Termination without Cause or for Good Reason Following a CIC ($)(1)	Termination without Cause or for Good Reason Outside of a CIC Period ($)(2)	Retirement ($)(3)	Voluntary Termination/ Termination for Cause ($)(4)	Disability ($)(5)	Death ($)(5)
Shaun Curtis
Severance Payments	1,275,000	637,500	—	—	—	—
Prorated Annual Incentive Payments(7)	150,146	150,146	—	—	—	—
Health & Welfare Benefits Coverage	—	—	—	—	—	—
Accelerated Vesting of Equity Awards	633,708	—	—	—	633,708	633,708
Outplacement Expenses	100,000	100,000	—	—	—	—
Total	2,158,854	887,646	—	—	633,708	633,708
Jeff Mann
Severance Payments(6)	1,648,000	824,000	—	—	—	—
Prorated Annual Incentive Payments(7)	289,553	289,553	—	—	—	—
Health & Welfare Benefits Coverage	48,677	24,338	—	—	—	—
Accelerated Vesting of Equity Awards	1,074,623	—	—	—	1,074,623	1,074,623
Outplacement Expenses	100,000	100,000	—	—	—	—
Total	3,160,853	1,237,891	—	—	1,074,623	1,074,623
(1)	In accordance with the Executive Severance Plan, amount reflects (i) a severance payment consisting of a multiple (three times for the CEO and two times for the other NEOs) of the sum of the NEO’s base salary and the NEO’s target annual cash bonus as of September 30, 2022, (ii) a lump sum payment for the pro-rata portion of the NEO’s target annual cash bonus for 2022, (iii) a lump sum payment for continued coverage of COBRA premiums (36 months for the CEO and 24 months for the NEOs), (iv) 12 months of outplacement services and (v) accelerated vesting of all outstanding equity awards. In order to obtain certain severance benefits, the NEO will be required to execute, deliver, and not thereafter revoke, a Separation and Release Agreement, which will contain, among other things, certain restrictive covenants to which they will be subject.
(2)	In accordance with the Executive Severance Plan, amount reflects (i) a severance payment consisting of salary continuation (24 months for the CEO and 12 months for the other NEOs) of the sum of the NEO’s base salary and a multiple of target annual bonus as of September 30, 2022 (two times for the CEO and one time for the other NEOs), (ii) a lump sum payment for the pro-rata portion of the NEO’s target annual cash bonus for 2022, (iii) a lump sum payment for continued coverage of COBRA premiums (24 months for the CEO and 12 months for the other NEOs) and (iv) 12 months of outplacement services (no accelerated vesting is assumed here, as accelerated vesting is at the discretion of the Compensation Committee). In order to obtain certain severance benefits, the NEO will be required to execute, deliver, and not thereafter revoke, a Separation and Release Agreement, which will contain, among other things, certain restrictive covenants to which they will be subject.
(3)	None of the NEOs were eligible for retirement as of September 30, 2022 (retirement eligible NEOs are entitled to accelerated vesting of all outstanding equity awards).
(4)	Upon voluntary termination, NEOs may exercise each Option or Stock Appreciation Right held by the NEO within three months after such termination. Upon involuntary termination for Cause, all Options and SARs held by the NEO are canceled as of the date of termination. The SARs value was based on $28.79, the closing price of Embecta common stock on September 30, 2022.
(5)	Reflects accelerated vesting of all outstanding equity awards.
(6)	Reflects the NEO’s base salary and target annual cash bonus for 2022 as of September 30, 2022.
(7)	Reflects the target annual bonus amounts with respect to fiscal year 2022.

Deferred compensation

General. Prior to the Separation, Embecta employees were eligible to participate in the portion of the BD Restoration Plan that permitted the deferral of receipt of a portion of salary and annual and long-term incentive awards. As of the Separation, the portion of the BD Restoration Plan that provided for the deferral of compensation was spun off to Embecta as the DCP. Amounts deferred into the BD Restoration Plan and earnings thereon are now subject to the DCP.

Cash deferrals. The DCP allows an eligible Embecta associates to defer receipt of up to 75% of salary and/or up to 100% of an annual incentive award until the date or dates elected by the associate. The amounts deferred are invested in accounts that mirror the gains and/or losses of several different publicly available investment funds, based on the investment selections of the participants. The investment risk is borne solely by the participant. Participants are entitled to change their investment elections at any time with respect to prior deferrals, future deferrals or both. The investment options available to participants may be changed by Embecta at any time.

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Compensation of named executive officers

Withdrawals and distributions. Participants may elect to receive deferred amounts either during their employment or following termination of employment, and to receive distributions in installments or in a lump sum. Except in an unforeseen financial emergency, participants may not withdraw deferred amounts prior to their scheduled distribution date

Matching contributions. Embecta provides matching contributions on cash amounts deferred under the DCP. These contributions are made in the first calendar quarter following the calendar year in which the compensation was deferred. Embecta matches 75% of the first 6% of salary and annual incentive award deferred by a participant under the DCP, subject to certain limits.

Unfunded liability. Embecta is not required to make any contributions to the DCP with respect to its obligations to pay deferred compensation. Embecta has unrestricted use of any cash amounts deferred by participants. Participants have an unsecured contractual commitment from Embecta to pay deferred amounts due under the DCP. When such payments are due, cash and/or stock will be distributed from Embecta’s general assets.

The following table sets forth information regarding activity during fiscal year 2022 in the deferred compensation accounts of the named executive officers.

Nonqualified deferred compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Devdatt (Dev) Kurdikar	232,599	18,837	67,315	419,623
Jacob (Jake) Elguicze	45,088	1,246	(5,409)	56,367
Ajay Kumar	—	—	(12,382)	37,492
Shaun Curtis	—	—	—	—
Jeff Mann	—	—	—	—
(1)	The following amounts are reported as compensation in the fiscal year 2022 “Salary” column of the Summary Compensation Table appearing on page 54.
(2)	Amounts in this column are included in the “All Other Compensation” column of the Summary Compensation Table and reflect matching credits relating to participant deferrals in fiscal year 2022. These amounts are not credited to participant accounts until fiscal year 2023.

BD employment letters

In anticipation of the Separation, BD entered into new employment agreements with Devdatt Kurdikar, Jake Elguicze and Jeff Mann, and offer letters with Shaun Curtis and Ajay Kumar, collectively referred to throughout this proxy as the BD Employment Letters. The BD Employment Letters were assigned to Embecta in connection with the Separation, pursuant to the Employee Matters Agreement by and between Embecta and BD. Thereafter, the terms of the BD Employment Letters were superseded by the compensation related actions of the Compensation Committee and by the terms of the Executive Severance Plan, the terms of which are described above in “Compensation Discussion and Analysis - Executive Severance and Change in Control Plan.”

63

Proposal 4: Advisory vote on the frequency of future advisory votes to approve named executive officer compensation

In Proposal 3, stockholders are being asked to cast a non-binding advisory vote with respect to the compensation of the Embecta executive officers named in the Summary Compensation Table. This advisory vote is typically referred to as a “say-on-pay” vote. In this Proposal 4, pursuant to Section 14A of the Securities Exchange Act of 1934, the Board is also asking stockholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Stockholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may abstain from casting a vote. This advisory vote is not binding on the Board.

The Board believes that a say-on-pay vote that occurs every year is the most appropriate option. An annual say-on-pay vote allows stockholders to provide frequent, direct input to the Company regarding its compensation philosophy, policies and practices. Holding the vote at one-year intervals also enhances stockholder communication by providing a clear, simple means for Embecta to ascertain general investor sentiment regarding its executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS AN ANNUAL SAY-ON-PAY VOTE.

64

Ownership of Embecta common stock

Securities owned by certain beneficial owners

The following table sets forth as of September 30, 2022, information concerning those persons known to Embecta to be the beneficial owner of more than 5% of Embecta’s outstanding common stock, the only class of Embecta capital stock with voting rights. This information is based on filings made by such persons with the SEC. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within 60 days.

Name and address of beneficial owner	Title of Security	Amount and nature of beneficial ownership	Percent of class
The Vanguard Group, Inc.	Common Stock	4,831,589	8.5%
BlackRock, Inc.	Common Stock	3,973,178	7.0%
T. Rowe Price Associates, Inc.	Common Stock	3,088,052	5.4%
Wellington Management Group LLP	Common Stock	2,897,949	5.1%

Securities owned by directors and management

The following table sets forth as of December 2, 2022 information concerning the beneficial ownership of Embecta common stock by (i) each director and nominee, (ii) the named executive officers, and (iii) all Embecta directors and executive officers as a group. Each person has the sole power to vote and dispose of the shares he or she beneficially owns. None of Embecta’s directors or executive officers has pledged or hedged against any of the shares listed.

	Embecta Common Stock
Name and address of beneficial owner	Amount and nature of beneficial ownership(1)(2)	Percent of class
Devdatt (Dev) Kurdikar	22,613	*
David F. Melcher(3)	9,214	*
David J. Albritton	6,024	*
Carrie L. Anderson	6,024	*
Robert (Bob) J. Hombach	6,030	*
Milton M. Morris, Ph.D.	6,024	*
Claire Pomeroy(3)	8,021	*
Karen N. Prange	6,024	*
Christopher R. Reidy	13,510	*
Jacob (Jake) Elguicze	9,053	*
Shaun Curtis(4)	13,100	*
Ajay Kumar	9,517	*
Jeff Mann	9,053	*
Directors and executive officers as a group (14 persons)	123,784	*
*	Represents less than 1% of the outstanding Embecta common stock.
(1)	Includes shares held directly, shares held in a frozen common stock fund under Embecta’s 401(k) Plan and, pursuant to SEC regulations, shares receivable through the exercise of SARs and TVUs that are exercisable or that will vest within 60 days after December 2, 2022 are deemed to be beneficially owned as of December 2, 2022.

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Ownership of Embecta common stock

(2)	The net number of Embecta shares receivable through the exercise of SARs that are exercisable or that will vest within 60 days after December 2, 2022 was calculated using $33.76 per share, which was the closing price of Embecta Common Stock on December 2, 2022.
(3)	Includes shares held in the Directors’ Deferral Plan.
(4)	Includes shares held in the GSIP.

Delinquent Section 16(a) reports

Section 16(a) of the Securities Exchange Act of 1934 requires Embecta’s directors and executive officers to file initial reports of their ownership of Embecta’s equity securities and reports of changes in such ownership with the SEC. Directors and executive officers are required by SEC regulations to furnish Embecta with copies of all Section 16(a) forms they file with respect to Embecta securities. Based solely on a review of copies of such forms and written representations from Embecta’s directors and executive officers, Embecta believes that during fiscal year 2022, one transaction was reported after the applicable reporting deadline: Brian Capone filed one Form 4 reporting one transaction.

Equity compensation plan information

The following table provides certain information as of September 30, 2022 regarding Embecta’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,894,200	(1)	28.98	4,058,558	(2)
Equity compensation plans not approved by security holders	44,390	(3)	N/A	—	(4)
Total	2,938,590		28.98	4,058,558
(1)	Includes 1,916,700 SARs and 977,500 TVUs shares granted under the 2022 Plan.
(2)	Represents shares available for issuance under the 2022 Plan.
(3)	Includes 42,423 shares issuable under the GSIP. It also includes 15 Embecta shares held under the DCP and 1,952 Embecta shares held under the DDP, resulting from the transfer of the balances of the corresponding BD plans, but no new shares can be credited to participants in these plans, and no shares are paid out to participants.
(4)	Not shown are shares issuable under the GSIP. The number of shares that may become issuable will depend on future elections made by GSIP participants and there are no limits on the number of shares issuable under the GSIP. There are no new shares being credited to participant accounts in the DDP or DCP.

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Ownership of Embecta common stock

Deferred Compensation Plan, Directors’ Deferral Plan and the GSIP

Information regarding the deferral features of the Directors’ Deferral Plan and the DCP can be found in “Compensation Discussion and Analysis—Other benefits under our executive compensation program.” Under the BD Restoration Plan and the BD Directors’ Deferral Plan, participants were eligible to defer the receipt of certain equity-based awards. Embecta associates and non-employee directors who were previously associated with BD had their balances under the BD Deferred Compensation and Retirement Benefit Restoration Plan or the BD 1996 Directors’ Deferral Plan, as applicable, transferred to the DCP or the Directors’ Deferral Plan, as applicable. The shares credited to the applicable BD plan were credited with the Embecta dividend in the form of notional Embecta shares. The notional Embecta shares are adjusted periodically to reflect the payment and reinvestment of dividends on the Embecta common stock. Amounts credited to the Embecta common stock accounts of the DCP and Directors’ Deferral Plan are paid out in cash at the time of distribution. The DCP and Directors’ Deferral Plan are not qualified, and participants have an unsecured contractual commitment of Embecta to pay the amounts due under the plan.

Information regarding the deferral features of the Directors’ Deferral Plan, the GSIP and the DCP can be found in “Compensation Discussion and Analysis—Other benefits under our executive compensation program.”

67

General information

Proxy solicitation

These proxy materials are being mailed or otherwise sent to stockholders of Embecta on or about December 30, 2022 in connection with the solicitation of proxies by the Board for Embecta’s 2023 Annual Meeting to be held at 8:00 a.m. EST on February 9, 2023 at Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey. Embecta’s directors and its officers and other Embecta associates also may solicit proxies by telephone or otherwise. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held on February 9, 2023. This proxy statement and Embecta’s 2022 Annual Report of Stockholders are also available at investors.embecta.com/financials-filings/annual-reports.

Stockholders entitled to vote

The record date for determining stockholders entitled to notice of, and to vote at, the 2023 Annual Meeting (or any adjournment or postponement thereof) was December 12, 2022. As of such date, there were 57,207,650 shares of Embecta common stock outstanding, each entitled to one vote.

Attendance at the 2023 Annual Meeting

To attend the 2023 Annual Meeting, you must be a stockholder as of the record date.

Stockholders of record who hold their shares directly with our transfer agent, Computershare, will be admitted after providing a form of government identification (i.e., driver’s license).

If your shares are held in the name of a bank, broker or other nominee (also known as shares held in “street name”) and you wish to attend the meeting, you must present proof of ownership as of the record date, such as a bank or brokerage account statement, to be admitted. Embecta will request appropriate government identification for any person seeking to attend the meeting as a condition of admission.

Embecta may require attendees at the 2023 Annual Meeting to comply with any protocols relating to the COVID-19 pandemic that the Board or management may deem appropriate or required under local laws as a consequence of COVID-19.

How to vote at the meeting or by proxy

Stockholders of record may cast their votes at the meeting. In addition, stockholders of record may cast their votes by proxy, and participants in the Embecta plans described below may submit their voting instructions, by:

●	using the Internet and voting at the website listed on the enclosed proxy/voting instruction card (the “proxy card”);
●	using the telephone number listed on their proxy card; or
●	signing, completing and returning the proxy card in the postage-paid envelope provided.

Votes and voting instructions provided through the Internet and by telephone are authenticated by use of your control number. This procedure allows stockholders to appoint a proxy, and the various

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General information

plan participants to provide voting instructions, and to confirm that their actions have been properly recorded. If you vote through the Internet or by telephone, you do not need to return your proxy card. In order to be timely processed, voting instructions submitted by participants in the Embecta plans must be received by 11:59 p.m. EST on February 6, 2023. All proxies submitted by record holders through the Internet, by telephone or by mail must be received by 11:59 p.m. EST on February 8, 2023 in order to be timely processed.

If you are the beneficial owner of shares held in street name, you can direct your bank, broker or other nominee on how to vote your shares by following the instructions provided to you by your nominee. In the alternative, you may vote in person at the meeting if you obtain a legal proxy from your bank, broker or other nominee and present it at the meeting.

Shares represented by properly executed proxies will be voted in accordance with the instructions specified therein. Shares represented by properly executed proxies that do not specify voting instructions will be voted in accordance with the recommendations of the Board set forth in this proxy statement. If you hold your shares in street name and do not provide timely voting instructions to your bank, broker or other nominee, your nominee will not be permitted to vote your shares in its discretion on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 3), or the advisory vote on the frequency of future advisory votes to approve named executive officer compensation (Proposal 4), but may still be permitted to vote your shares in their discretion on the ratification of the independent registered public accounting firm (Proposal 2). See “Broker non-votes” below.

Broker non-votes

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide such record holder with voting instructions on any non-routine matters brought to a vote at the annual meeting. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares only on routine matters, such as the ratification of the selection of the independent registered public accounting firm (Proposal 2), even if the broker does not receive voting instructions from you. Non-routine matters include the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 3) and the advisory vote on the frequency of future advisory votes to approve named executive officer compensation (Proposal 4). Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Quorum; required vote

The quorum for the 2023 Annual Meeting is a majority of the outstanding shares of Embecta common stock as of the Record Date represented in person or by proxy. Abstentions and broker non-votes are counted as present to determine whether there is a quorum for the 2023 Annual Meeting.

Proposal 1 (Election of Directors). Directors are elected by a majority of the votes cast at the meeting. If a quorum is present, a director nominee will be elected if the number of shares voted “for” a director nominee’s election exceeds 50% of the number of votes cast with respect to that director nominee’s election. As discussed above, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on this proposal without your instructions. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained.

If an incumbent director receives a greater number of votes “against” the director’s election than votes “for” such election, the director must offer to submit his or her resignation and the Board will decide whether to accept the offer to resign in accordance with the process described in “Board Practices, Policies and Processes - Majority voting standard for election of directors” above.

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General information

Proposal 2 (Ratification of Selection of Independent Registered Public Accounting Firm), Proposal 3 (Advisory Vote To Approve Named Executive Officer Compensation) and Proposal 4 (Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation). Approval of each of Proposal 2, Proposal 3 and Proposal 4 requires the affirmative vote of a majority of the shares of Embecta common stock present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote thereon. Shares voting “abstain” on any of these proposals will be counted as present for purposes of that proposal and will have the effect of a vote against the proposal. For Proposals 3 and 4, which are non-routine matters, broker non-votes will not be counted as entitled to vote thereon and, accordingly, will have no effect on the outcome of the vote on these proposals.

The results of the vote on Proposal 3 and Proposal 4 are not binding on the Board. In evaluating the stockholder vote on an advisory proposal, the Board will consider the voting results in their entirety.

Revocation of proxies or change of instructions

A proxy given by a stockholder of record may be revoked or changed by:

●	sending written notice of revocation to the Corporate Secretary of Embecta at 300 Kimball Drive, Ste 300, Parsippany, New Jersey 07054 so that it is received no later than February 8, 2023, or delivering such notice at the meeting, prior to the voting of the proxy,
●	delivering a proxy (by one of the methods described above under the heading “How to vote at the meeting or by proxy”) bearing a later date, or
●	voting in person by written ballot at the meeting.

Participants in the plans described above may change their voting instructions by timely delivering new voting instructions by one of the methods described above under the heading “How to vote at the meeting or by proxy.”

If you are the beneficial owner of shares held in street name, you may revoke or change your voting instructions in the manner provided by your bank, broker or other nominee, or you may vote in person at the meeting in the manner described above under the heading “How to vote at the meeting or by proxy.”

Stockholder proposals or director nominations for 2024 annual stockholder meeting

Any proposal that a stockholder wishes to submit for inclusion in Embecta’s proxy materials for Embecta’s 2024 annual stockholder meeting pursuant to SEC Rule 14a-8 must be received by Embecta not later than September 1, 2023.

A stockholder’s notice of nomination of one or more director candidates to be included in Embecta’s proxy statement and proxy card pursuant to Article II, Section 8 of our By-Laws (a “proxy access director nomination”) must be received by Embecta not earlier than August 2, 2023 and not later than September 1, 2023.

Notice of any other business or director nomination (that is, other than a matter brought pursuant to SEC Rule 14a-8 or a proxy access director nomination) that a stockholder wishes to present for consideration at the 2024 annual stockholder meeting pursuant to Article II, Section 3 of our By-Laws must be received by Embecta not earlier than October 12, 2023 and not later than November 11, 2023.

Any proposal or director nomination submitted by a stockholder in connection with the 2024 annual stockholder meeting must satisfy the applicable information and other requirements specified in Embecta’s By-Laws, which are available on Embecta’s website at investors.embecta.com/corporate-governance/documents-charters. Further, if you intend to solicit proxies in support of director nominees other than the Board’s nominees at the 2024 annual stockholder meeting, you must provide written notice setting forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than December 11, 2023. However, we note that this date does not supersede

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General information

any of the timing requirements under our By-Laws, and the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our By-Laws as described above. All proposals and nominations, and all supporting materials required by our By-Laws, must be addressed to: Corporate Secretary, Embecta Corp., 300 Kimball Drive, Ste 300, Parsippany, New Jersey 07054. Embecta will not consider any proposal or nomination that is not timely delivered or otherwise does not meet the By-Law and SEC requirements for submitting the proposal or nomination.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a paper or electronic copy of this proxy statement and the Company’s 2022 Annual Report of Stockholders by visiting www.ProxyVote.com, by calling 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com prior to January 26, 2023.

Other matters

The Board is not aware of any matters to be presented at the 2023 Annual Meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting (or any adjournment or postponement thereof), the persons named in the proxy card will vote on such matters in their discretion in accordance with their best judgment.

Note about the Embecta website

Web links to the Embecta website throughout this document are provided for convenience only. Please note that information on or accessible through the Embecta website is not part of, or incorporated by reference into, this proxy statement.

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Appendix A: Reconciliation of non-GAAP financial measures

Presented below are reconciliations of non-GAAP financial measures discussed in this proxy statement to the comparable GAAP financial measure. All figures below are rounded, and totals may not add due to rounding.

U.S. dollars in millions
Six Months Ended September 30, 2022
Revenue	565.7
FX impact[1]	3.1
Adjusted revenue	568.8

Six Months Ended September 30, 2022
Gross profit	379.8
Share-based compensation expense	0.2
FX impact[1]	(1.0)
Adjusted gross profit	379.0
Adjusted gross profit margin	66.6%

Six Months Ended September 30, 2022
Net income	45.2
Interest expense, net	41.3
Income taxes	0.9
Depreciation and amortization	16.6
EBITDA	104.0
Stock-based compensation expense	10.2
One-time stand up costs[2]	23.2
Other costs associated with impairment3 6	5.5
European regulatory initiative-related costs[4]	1.1
Restructuring[5]	2.2
Impairment charges[6]	58.9
FX Impact[1]	(2)
Adjusted EBITDA	203.1
Adjusted EBITDA margin	35.7%

[1]	Represents impact of changes in foreign exchange rates from the setting of the Bonus Plan targets to actual foreign exchange rates during the six months ended September 30, 2022. The impact of changes in foreign exchange rates are not presented as an adjustment to arrive at Adjusted EBITDA reported in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the SEC or Adjusted gross profit reported in the earnings release for the quarter and fiscal year ended September 30, 2022 furnished with the SEC.
[2]	One-time stand up costs incurred during the six months ended September 30, 2022 primarily relate to costs to establish certain stand-alone corporate functions. Approximately $21.2 million of the one-time stand up costs are recorded in Other operating expenses, $1.8 million are recorded in Selling, general and administrative expenses, and $0.2 million are recorded in Cost of products sold. During 2022, the Company updated its definition for adjustments to include one-time stand up costs.

A-1

Appendix A: Reconciliation of non-GAAP financial measures

[3]	Represents the expected costs of outstanding purchase commitments associated with the abandonment and impairment of certain manufacturing lines. Please see footnote 6 below. These costs are recorded in Other operating expenses.
[4]	Represents costs required to develop processes and systems to comply with regulations such as the European Union Medical Device Regulation (“EU MDR”) and General Data Protection Regulation which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These costs were recorded in Research and development expense. During 2022, the Company updated its definition for adjustments to include costs associated with complying with EU MDR.
[5]	Represents restructuring-related costs recorded in Other operating expenses.
[6]	Relates to an impairment charge incurred during the six months ended September 30, 2022. The impairment incurred during the six months ended September 30, 2022 is recorded in Impairment expense. During 2022, the Company updated its definition for adjustments to include fixed asset, goodwill and/or intangible asset impairment charges.

A-2

300 Kimball Drive, Ste 300, Parsippany, New Jersey 07054
201-847-6880

Embecta.com

Embecta and the Embecta logo are trademarks of Embecta Corp.
All other trademarks are the property of their respective owners. ©2022 Embecta.
All rights reserved.

EMBECTA CORP.
300 KIMBALL DRIVE
PARSIPPANY, NEW JERSEY 07054

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 8, 2023 for shares held directly and by 11:59 p.m. Eastern Time on February 6, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 8, 2023 for shares held directly and by 11:59 p.m. Eastern Time on February 6, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D93461-P82735 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMBECTA CORP.

The Board of Directors recommends you vote FOR each of the following director nominees for a term expiring at Embecta's 2026 annual stockholder meeting:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Mr. David J. Albritton	☐	☐	☐
1b. Ms. Carrie L. Anderson	☐	☐	☐
1c. Mr. Christopher R. Reidy	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote FOR 1 YEAR on proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of future advisory votes to approve named executive officer compensation	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date